UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 2)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GSC Investment Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GSC Investment Corp.
500 Campus Drive, Suite 220
Florham Park, New Jersey 07932

SPECIAL MEETING OF STOCKHOLDERS

[•], 2010

To the Stockholders of GSC Investment Corp.:

You are cordially invited to attend a special meeting of stockholders of GSC Investment Corp., to be held at the offices of Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, NY 10017, on [•], 2010, at [•] a.m., local time.  Only stockholders of record at the close of business on May 31, 2010 are entitled to notice of, and to vote at, the meeting, including any adjournment or postponement thereof.

THE PROPOSALS IN THIS SPECIAL MEETING PROXY STATEMENT DIFFER FROM THE PROPOSALS IN THE ANNUAL MEETING PROXY STATEMENT, WHICH YOU MAY HAVE RECEIVED UNDER SEPARATE COVER.

Your vote at the special meeting is especially important because it affects the future of your company and your investment.  Details of the business to be conducted at the meeting are given in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

Whether or not you expect to attend the special meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.  Most stockholders will also have the ability to provide voting instructions by telephone or via the Internet.  Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.  Your vote is important regardless of the number of shares that you own.

We look forward to seeing you at the meeting.

Sincerely,

Seth M. Katzenstein, Chief Executive Officer

If you have any questions or need assistance authorizing a proxy, please call:

470 West Avenue
Stamford, CT  06902

Stockholders Call Toll-Free at: (800) 607-0088
Brokers Call Collect at: (203) 658-9400

Email:  GSC@morrowco.com

Notice of Special Meeting of Stockholders
will be held at the offices of Davis Polk & Wardwell LLP

[•], 2010, [•] a.m., local time

[•], 2010

To the Stockholders of GSC Investment Corp.:

A special meeting of stockholders of GSC Investment Corp., a Maryland corporation, will be held at the offices of Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, NY 10017, on [•], 2010, at [•] a.m., local time.  At the special meeting, our stockholders will consider and vote on proposals to:

1.
approve the issuance of 9,868,422 shares of our common stock for an aggregate purchase price of approximately $15,000,000 at a price per share below the current net asset value per share of such stock, on the terms and subject to the conditions set forth in the Stock Purchase Agreement among GSC Investment Corp., Saratoga Investment Advisors, LLC and CLO Partners LLC, as amended, as more fully described in the enclosed proxy statement;

2.
approve the Investment Advisory and Management Agreement, pursuant to which Saratoga Investment Advisors, LLC would be appointed as the new investment adviser of GSC Investment Corp., as more fully described in the enclosed proxy statement; and

3.	approve any motion properly brought before the special meeting to adjourn the special meeting, if necessary, to solicit additional votes in favor of either or both of the above proposals.

The effectuation of the Saratoga Transaction, as more fully described in the enclosed proxy statement, is conditioned on the approval of Proposals 1 and 2.  The Saratoga Transaction will not be completed, even if all of the other conditions in the Stock Purchase Agreement (as defined herein) are satisfied or waived, if the requisite stockholder approval of both Proposals 1 and 2 is not received.

Holders of record of our common stock as of the close of business on May 31, 2010, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting.

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the issuance of 9,868,422 shares of our common stock for an aggregate purchase price of approximately $15,000,000 at a price per share below the current net asset value per share of such stock, “FOR” the proposal to approve the Investment Advisory and Management Agreement, pursuant to which Saratoga Investment Advisors, LLC would be appointed as the new investment adviser of GSC Investment Corp., and “FOR” the proposal to approve any motion properly brought before the special meeting to adjourn the special meeting, if necessary, to solicit additional votes in favor of either or both of the preceding proposals.

Enclosed is our proxy statement and a proxy card.  Your vote is important.  Please complete, sign, date and return the proxy card in the enclosed self-addressed envelope.  You may change your vote by delivering a later-dated proxy or by attending the special meeting and voting in person.  Thank you for your support of GSC Investment Corp.

Very truly yours,

Eric P. Rubenfeld, Vice President & Secretary

TABLE OF CONTENTS

Page
Special Meeting Information	1
Date and Location	1
Admission	1
Voting Information	1
Record Date and Quorum	1
Submitting Voting Instructions for Shares Held Through a Broker	1
Authorizing a Proxy for Shares Held in Your Name	1
Revoking Your Proxy	2
Votes Required to Adopt the Proposals	2
Abstentions	3
Householding of Proxy Statement Materials	3
Beneficial Ownership of Common Stock	4
Proposal 1 – To Approve the Issuance of Shares of Common Stock at a Price Per Share Below the Current Net Asset Value Per Share of Such Stock Pursuant to the Stock Purchase Agreement	5
The Parties	5
NYSE Stockholder Approval Requirement	5
1940 Act Stockholder Approval Requirement	6
Background and Purpose of the Transaction	6
General Description of the Transaction	6
Background of the Transaction	7
Consideration of Specific Proposals	12
Reasons for the Transaction	16
Events Subsequent to April 14, 2010	20
Recommendation of the Board of Directors	22
Opinion of GNV’s Financial Advisor	22
Summary of the Stock Purchase Agreement	27
Summary of the Replacement Facility	33
Recommendation of the Board of Directors	37
Proposal 2 – To Approve the Investment Advisory and Management Agreement	38
General	38
Reasons for the Proposed Investment Advisory and Management Agreement	38
Current Agreement and Proposed Investment Advisory and Management Agreement	38
Fee Information	43
About Saratoga	44
Considerations of the Board of Directors	46
Recommendation of the Board of Directors	47
Proposal 3 – To Approve Any Motion Properly Brought Before the Special Meeting to Adjourn the Special Meeting, if Necessary, to Solicit Additional Votes in Favor of the Preceding Proposals	48
Recommendation of the Board of Directors	48
Other Matters	49
Stockholder Proposals	49
Other Business	49
Annual Reports	49
Solicitation Expenses	49

Exhibit A:	Fairness Opinion of Stifel Nicolaus & Company, Incorporated
Exhibit B:	Investment Advisory and Management Agreement
Exhibit C:	Administration Agreement

GSC Investment Corp.
(“GNV”)

500 Campus Drive, Suite 220
Florham Park, New Jersey 07932
[•], 2010

Proxy Statement

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at a special meeting of stockholders.  We are mailing this proxy statement and the accompanying form of proxy to stockholders on or about [•], 2010.  In this proxy statement, we refer to GSC Investment Corp., a Maryland corporation, as the “Company,” “GNV,” “we,” “our” or “us” and our Board of Directors as the “Board.”

SPECIAL MEETING INFORMATION

Date and Location

We will hold the special meeting on [•], 2010 at [•] a.m., local time, at the offices of Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, NY 10017.

Admission

Only record or beneficial owners of GNV common stock as of the close of business on May 31, 2010 or their proxies may attend the special meeting.  Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

VOTING INFORMATION

Record Date and Quorum

The record date for the special meeting is the close of business on May 31, 2010 (the “Record Date”).  You may cast one vote for each share of common stock that you own as of the Record Date.  On the Record Date, 16,940,109 shares of common stock were outstanding.  A quorum is necessary to hold a valid meeting.  The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the special meeting will constitute a quorum at the special meeting.  Abstentions are counted as present for purposes of establishing a quorum.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee.  If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the special meeting, you must obtain a legal proxy from the record holder of your shares and present it at the special meeting.  If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is not permitted to vote your shares on any proposal considered at the meeting.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf by mail, as described on the enclosed proxy card.  Authorizing a proxy will not limit your right to vote in person at the special meeting.  A properly completed, executed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke the proxy.  If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy by (1) delivering a written revocation notice prior to the special meeting to our Secretary, Eric P. Rubenfeld, at 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932; (2) delivering a later-dated proxy that we receive no later than the opening of the polls at the special meeting; or (3) voting in person at the special meeting.  If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions.  Attending the special meeting does not revoke your proxy unless you also vote in person at the special meeting.

Votes Required to Adopt the Proposals

Approval of Proposal 1, to approve the issuance of 9,868,422 shares of our common stock for an aggregate purchase price of approximately $15,000,000 at a price per share below the current net asset value per share of such stock, on the terms and subject to the conditions set forth in the Stock Purchase Agreement, dated April 14, 2010, among the Company, Saratoga Investment Advisors, LLC and CLO Partners LLC, as amended on May 13, 2010 (the “Stock Purchase Agreement” and, together with the transactions contemplated thereby, the “Saratoga Transaction”), requires approval under both the New York Stock Exchange (“NYSE”) Listed Company Manual and the Investment Company Act of 1940 (as amended, the “1940 Act”).

The NYSE imposes special requirements that must be met for GNV’s stockholders to approve Proposal 1.  The “vote cast quorum requirement,” as described herein, requires that a total number of votes cast on the proposal must represent over 50% in interest of our common stock entitled to vote as of the Record Date.  The failure of a stockholder to deliver a proxy by mail or to vote in person at the special meeting will result in that stockholder’s vote not being “cast,” making it less likely that the vote cast quorum requirement will be met.  If a stockholder affirmatively indicates a desire to abstain from voting, this will be treated as a vote cast on the proposal, making it more likely that the vote cast quorum requirement will be met.  Assuming that the vote cast quorum requirement is met, the share issuance proposal will pass only if a majority of the votes cast are in favor of the proposal.  If a stockholder affirmatively indicates he or she is abstaining from voting, this will be treated as a vote cast on the proposal and will have the same effect as a vote against the proposal, making it less likely that the required majority will be achieved.

The 1940 Act requires a stockholder vote to allow the Company to sell shares of our common stock at a price below the current net asset value per share of such stock.  More specifically, approval of Proposal 1 may be obtained in either of two ways: (1) Section 63 requires the affirmative vote of the holders of (i) a majority of the outstanding voting securities entitled to vote at the special meeting; and (ii) a majority of the outstanding voting securities entitled to vote at the special meeting that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% stockholders of the Company or (2) Section 23(b) requires the affirmative vote of a majority of the beneficial owners of the Company’s common stock entitled to vote at the special meeting, without regard to whether a majority of such shares are voted in favor of Proposal 1.

Approval of Proposal 2, to approve the new Investment Advisory and Management Agreement, pursuant to which Saratoga Investment Advisors, LLC would be appointed as the Company’s new investment adviser, requires the affirmative vote of the holders of a majority of the outstanding voting securities entitled to vote at the special meeting.

For purposes of the approval of Proposal 1 under Section 63 of the 1940 Act and the approval of Proposal 2, the 1940 Act defines “a majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the special meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy at the special meeting or (2) 50% of the outstanding voting securities of the Company, whichever is the lesser.

Approval of Proposal 3, to approve any motion properly brought before the special meeting to adjourn the special meeting, if necessary, to solicit additional votes in favor of either or both of the preceding proposals, requires the affirmative vote of a majority of the votes cast on the proposal at the meeting.

There are no dissenters’ rights of appraisal in connection with any proposal set forth in this proxy statement.

In order to effectuate the transactions contemplated by the Stock Purchase Agreement, both Proposals 1 and 2 must be approved by the stockholders.  If either proposal is not approved by the stockholders, the transactions contemplated by the Stock Purchase Agreement will not be consummated, the Company’s existing investment adviser will continue as the Company’s investment adviser and administrator under the existing agreements pursuant to the terms currently in place and the Company will seek an alternative solution to cure the existing default under the DB Credit Facility (as defined herein).

Abstentions

You may instruct your proxy to “abstain” from voting on any proposal.  Stockholders who instruct their proxies to “abstain” from voting on any proposal will be counted as present at the special meeting for purposes of determining the presence of a quorum but will have the effect of a vote against Proposals 1 and 2, and will have no effect on Proposal 3, and the shares held by stockholders who instruct their proxies to “abstain” from voting on Proposal 1 will not be counted toward the NYSE’s vote cast quorum requirement described above.

Householding of Proxy Statement Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokerages and other institutional holders of record have implemented householding.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker.  Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact their brokers or other intermediary holder of record.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table presents information as to the beneficial ownership of our common stock as of April 14, 2010 by:

•	each of our current directors;

•	each of our “Named Executive Officers,” as such term is defined under the rules of the Securities and Exchange Commission (the “SEC”) who owns shares;

•	all current directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

In fiscal year 2010, our Named Executive Officers were Seth M. Katzenstein, Richard T. Allorto, Jr. and Eric P. Rubenfeld.

The percentage ownership is based on 16,940,109 shares of common stock outstanding as of April 14, 2010. Shares of common stock that are subject to warrants or other convertible securities currently exercisable or exercisable within 60 days thereof, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  To our knowledge, unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  Unless otherwise indicated by footnote, the address for each listed individual is GSC Investment Corp., 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932.

Name of Beneficial Owners	Shares of GNV Common Stock Beneficially Owned as of April 14, 2010	Percent of Class
Directors
Robert F. Cummings, Jr.	48,006	*
Richard M. Hayden	32,621	*
Steven M. Looney	2,875	*
Charles S. Whitman III	4,417	*
G. Cabell Williams	44,911	*
Named Executive Officers
Seth M. Katzenstein	18,917	*
Richard T. Allorto, Jr.	19,358	*
All Directors and Executive Officers as a Group	171,105	1%
Owners of 5% or more of our common stock
GSC CDO III, LLC(1)	1,928,006	11.6%

(1)
Includes common stock held by affiliates of GSC Group as follows: 133 shares of common stock held by GSC Secondary Interest Fund, LLC, a Delaware limited liability company, 116,059 shares of common stock held by Greenwich Street Capital Partners II, L.P., a Delaware limited partnership, and 1,811,814 shares of common stock, held by GSC CDO III, L.L.C., a Delaware limited liability company.

*	Less than 1%

PROPOSAL 1 – TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK AT A PRICE PER SHARE BELOW THE CURRENT NET ASSET VALUE PER SHARE OF SUCH STOCK PURSUANT TO THE STOCK PURCHASE AGREEMENT

We are asking our stockholders to consider and vote on a proposal to approve the issuance of 9,868,422 shares of our common stock for an aggregate purchase price of approximately $15,000,000 at a price per share below the current net asset value per share of such stock, on the terms and subject to the conditions set forth in the Stock Purchase Agreement.  We would note that the 9,868,422 shares of our common stock are also being issued at a price per share below the current market price of such stock in an unregistered private offering that is exempt from registration under Section 4(2) of the Securities Act of 1933 and Regulation D thereunder.

The Parties

The Company is a specialty finance company that invests primarily in leveraged loans and mezzanine debt issued by U.S. middle-market companies, high yield bonds and collateralized loan obligations.  It has elected to be treated as a business development company under the 1940 Act and has elected and qualified to be treated as a registered investment company under subchapter M of the Internal Revenue Code of 1986 (as amended, the “Code”).  The Company may also opportunistically invest in distressed debt, debt issued by non-middle market companies, and equity securities issued by middle and non-middle market companies.  The Company is traded on the NYSE under the symbol “GNV.”

Saratoga Investment Advisors, LLC, a Delaware limited liability company (“Saratoga”), is an affiliate of Saratoga Partners and was formed in connection with the Saratoga Transaction.  Saratoga is a newly-formed entity and is newly-registered with the SEC as an investment adviser pursuant to the Investment Advisers Act of 1940 (as amended, the “Advisers Act”).  Saratoga Partners was established in 1984 to be the middle-market private investment arm of Dillon Read & Co. Inc. and has been independent of Dillon Read & Co. Inc. since 1998.  Saratoga Partners has a 25-year history of private investments in middle market companies and focuses on public and private equity, preferred stock, mezzanine investments, and senior and subordinated debt.  Neither Saratoga Partners nor Saratoga has experience operating or managing a business development company as described in further detail herein under the heading “Post-Transaction Company May Not Succeed” on page 19 of this proxy statement.

Christian L. Oberbeck is the Managing Partner of Saratoga Partners and has been a member of its investment committee for 15 years.  Mr. Oberbeck has over 23 years of experience in leveraged finance for middle market businesses, from distressed debt to private equity, and has been involved in originating, structuring, negotiating, consummating, managing and monitoring investments in such businesses.  Mr. Oberbeck is the primary investor in Saratoga, and CLO Partners LLC is an entity wholly-owned by Mr. Oberbeck.  Prior to or at the closing of the Saratoga Transaction, the obligation to acquire certain of the shares of the Company’s common stock under the Stock Purchase Agreement will be assumed by certain individuals affiliated with Saratoga or Saratoga Partners.

NYSE Stockholder Approval Requirement

Because our common stock is listed on the NYSE, we are subject to NYSE rules and regulations.  Among other things, NYSE rules (specifically, NYSE Listed Company Manual Section 312.03(c)) require stockholder approval prior to the issuance or sale of shares of our common stock in any transaction or series of transactions if (1) the shares of common stock will have upon issuance voting power equal to 20% or more of the voting power outstanding before the issuance of the shares or (2) the number of shares of common stock to be issued will upon issuance equal 20% or more of the number of shares of common stock outstanding before the issuance of the shares.  In addition, NYSE Listed Company Manual Section 312.03(d) requires stockholder approval prior to the issuance or sale of securities that will result in a change of control of the issuer.

Our directors believe that this transaction will be considered a change of control based on the specific facts and circumstances of the transaction as further described herein, but principally due to the following: (i) Saratoga will become the new investment adviser, thereby obtaining control of the day-to-day management of the Company and its operations, (ii) the Board will elect two individuals affiliated with Saratoga as directors of the Company and (iii) the aggregate number of shares of our common stock being issued will provide Saratoga and its affiliates with a voting percentage of approximately 36.8%, thereby increasing the likelihood that future proposals supported by Saratoga will have a greater chance of being passed.

Because the 9,868,422 shares of common stock (the “Shares”) to be issued by the Company under the Stock Purchase Agreement will exceed the 20% threshold, described above, and because our directors also believe that this transaction will be considered a change of control based on the specific facts and circumstances of the transaction as further described herein, we are required to obtain stockholder approval prior to issuance of the Shares pursuant to the Saratoga Transaction.

1940 Act Stockholder Approval Requirement

The Company is an externally managed, non-diversified closed-end investment company that has elected to be regulated as a business development company or “BDC” under the 1940 Act.  The 1940 Act prohibits a BDC such as the Company from selling shares of its common stock at a price below the current net asset value per share of such stock unless its stockholders approve such a sale in accordance with either Section 23(b) or Section 63 of the 1940 Act.  As of February 28, 2010, the net asset value per share of our common stock was $3.27.

In connection with the Stock Purchase Agreement, the Company will issue the Shares at a price per share of $1.52.  Because the per-share sale price of the Shares is below the current net asset value per share of our common stock, we are required under the 1940 Act to seek stockholder approval prior to issuance.  Approval of the issuance of the Shares either (1) pursuant to Section 63 of the 1940 Act, by the affirmative vote of (i) the holders of a majority of the outstanding voting securities entitled to vote at the special meeting and (ii) the holders of a majority of the outstanding voting securities entitled to vote at the special meeting that are not held by affiliated persons of the Company, which includes directors, officers and 5% stockholders of the Company or (2) pursuant to Section 23(b) of the 1940 Act, by the affirmative vote of a majority of the beneficial owners of the Company’s common stock entitled to vote at the special meeting, each as described in the preceding section of this proxy statement, fulfills the requirements of the 1940 Act.  The estimated dilutive impact of the Saratoga Transaction on the net asset value per share of our common stock is discussed in further detail herein under the heading “Dilutive Impact on NAV Per Share and Market Price” on page 16 of this proxy statement.

Background and Purpose of the Transaction

The discussion in this proxy statement, which includes the material terms of the proposed transaction, is subject to, and is qualified in its entirety by reference to, the Stock Purchase Agreement, a copy of which was attached as an exhibit to our Form 8-K/A filed with the SEC on June 4, 2010 and is incorporated by reference in this proxy statement.

General Description of the Transaction

On April 14, 2010, we entered into the Stock Purchase Agreement with Saratoga and CLO Partners LLC (together with Saratoga, the “Investors”) and an assignment, assumption and novation agreement (the “Assignment Agreement”) with Saratoga, pursuant to which we assumed certain rights and obligations of Saratoga under the debt commitment letter (the “Madison Commitment Letter”) Saratoga received from Madison Capital Funding LLC (“Madison”), indicating Madison’s willingness to provide the Company with a $40 million senior secured revolving credit facility (the “Replacement Facility”), subject to the satisfaction of certain terms and conditions.  Madison is not affiliated with any of the parties involved in the Saratoga Transaction.

If the conditions to closing under the Stock Purchase Agreement are satisfied, pursuant to the Stock Purchase Agreement, we will issue and sell to the Investors 9,868,422 shares of our common stock for an aggregate purchase price of approximately $15,000,000 at a price of $1.52 per share, in a private transaction that is exempt from registration under Section 4(2) of the Securities Act of 1933 and Regulation D thereunder.  Concurrently with the closing of the Saratoga Transaction and pursuant to the terms of the Stock Purchase Agreement, we will (i) enter into the Replacement Facility with Madison; (ii) enter into a registration rights agreement with the Investors regarding the registration of the Shares after the closing; (iii) enter into a trademark license agreement with Saratoga or one of its affiliates; and (iv) replace GSCP (NJ), L.P. as the Company’s investment adviser with Saratoga Investment Advisors, LLC, by executing the Investment Advisory and Management Agreement, subject to stockholder approval of Proposal 2 as described in this proxy statement, and as the Company’s administrator with an affiliate of Saratoga by executing an Administration Agreement.  The Company and its current investment adviser, GSCP (NJ), L.P., have entered into a Termination and Release Agreement, to be effective as of the closing, pursuant to which GSCP (NJ), L.P., among other things, has agreed to waive any and all accrued and unpaid deferred incentive management fees up to and as of the closing of the Saratoga Transaction but will continue to receive the base management fees earned through the date of the closing.  Pursuant to the registration rights agreement, the Company has agreed to bear all of the costs incurred in connection with the registration of the shares of our common stock sold in connection with the Saratoga Transaction, and the Company estimates that the aggregate costs of which could be as much as, or in excess of, $300,000.

In addition, as a condition to closing of the Saratoga Transaction and in each case to be effective as of the closing, the Company is required to procure the resignations of Robert F. Cummings, Jr. and Richard M. Hayden, both of whom are affiliates of GSCP (NJ) L.P., as members of the Board and to elect Christian L. Oberbeck and Richard A. Petrocelli, both of whom are affiliates of Saratoga, as members of the Board (the “Saratoga Directors”).  The Saratoga Directors will be elected by the Board to fill the vacancies created by the resignations described above and the Saratoga Directors will be appointed to the class of directors as determined by the Board in accordance with the Company’s organizational documents.  The Company’s stockholders will have the opportunity to vote for each of the Saratoga Directors when his class of directors is up for reelection.  In addition, all officers of the Company will resign at closing and the Board will appoint Mr. Oberbeck as the Company’s Chief Executive Officer and Mr. Petrocelli as the Company’s Chief Financial Officer and Chief Compliance Officer.

Promptly after closing of the Saratoga Transaction, the Company will change its name from “GSC Investment Corp.” to “Saratoga Investment Corp.” and the Company intends to undertake a one-for-ten reverse stock split, pursuant to which each stockholder will receive one share of our common stock in exchange for every ten shares owned at that time.  After giving effect to the shares of common stock issued in connection with the Saratoga Transaction and the one-for-ten reverse stock split, the total number of shares of our common stock outstanding will be approximately 2.7 million.

The Company will use the net proceeds from the Saratoga Transaction and a portion of the funds available to it under the Replacement Facility to pay the full amount of principal and accrued interest, including default interest, outstanding under the Company’s existing securitized credit facility with Deutsche Bank AG, New York Branch, (“Deutsche Bank,” and, as amended, the “DB Credit Facility”) due and payable as of the date of closing.

Following completion of the transactions contemplated by the Stock Purchase Agreement, the Investors and certain individuals affiliated with Saratoga and Saratoga Partners, including Messrs. Oberbeck and Petrocelli, will hold approximately 36.8% of the outstanding shares of common stock of the Company.  Christian L. Oberbeck, personally and through other entities directly or indirectly controlled by him after giving effect to the transactions contemplated by the Stock Purchase Agreement, will own as much as 32.6%, but not less than 28.5%, of the outstanding shares of the Company’s common stock, and accordingly, pursuant to the provisions of the 1940 Act, the Company will be deemed to be controlled by Mr. Oberbeck following consummation of the Saratoga Transaction.  Based on information currently available to the Company, no other entity or individual will obtain 5.0% or more of the outstanding shares of the Company’s common stock in connection with the Saratoga Transaction.  As previously described in this proxy statement, Mr. Oberbeck is the Managing Partner of Saratoga Partners, an affiliate of Saratoga, and has been a member of its investment committee for 15 years.  Mr. Oberbeck is the primary investor in Saratoga, and CLO Partners LLC is an entity wholly-owned by Mr. Oberbeck.  Saratoga Partners has also provided Saratoga with an equity commitment letter, pursuant to which Saratoga Partners has agreed to fulfill and satisfy solely the payment obligations of Saratoga and CLO Partners under the Stock Purchase Agreement, subject to the satisfaction of certain terms and conditions, including the closing conditions described herein.  Saratoga Partners may also benefit from the consummation of the Saratoga Transaction as a result of increasing the aggregate amount of assets under its management.

Background of the Transaction

In October 2008, despite being in compliance with the terms and conditions of the DB Credit Facility, the Company became increasingly concerned that the decline in value of, and downgrades of certain public ratings and private credit estimates on, its pledged collateral could result in a default under its credit facility.  Accordingly, GNV commenced discussions with Deutsche Bank regarding an amendment to the DB Credit Facility.  Deutsche Bank informed the Company that any amendment to the DB Credit Facility would require significant changes to the material terms of the facility, including but not limited to its duration, the commitment amount and interest rate.

Concurrently, management held meetings with investment banks to receive advice on the outlook for the business development company industry and ways to enhance stockholder value.  Management then held discussions with multiple investment banks regarding a potential engagement to identify and evaluate strategic and financial alternatives.  During this period, management contacted over 20 financial institutions to evaluate their interest and ability to refinance the DB Credit Facility.

By December 2008, management became increasingly concerned that the continuing market unrest, declining valuations, and a generally hostile refinancing market would prevent it from refinancing the DB Credit Facility to avoid an event of default.  At that time in the overall market, middle-market loan values continued to experience significant declines in value as evidenced by the decline of the S&P/LSTA U.S. Leveraged Loan 100 index, which declined from a weighted average bid price of 81.7 on September 30, 2008 to a low of 59.2 at December 17, 2008.  Due to these unprecedented market conditions and a lack of refinancing alternatives, the Company began to focus on alternatives to refinancing the DB Credit Facility that would maximize shareholder value.  Because a subsidiary of the Company, GSC Investment Funding LLC, a bankruptcy remote, special purpose vehicle, is the borrower under the DB Credit Facility and not the Company directly, our management and directors determined that the Company would be unable to utilize the bankruptcy process to realize portfolio value for shareholders.  Accordingly, the Board concluded that it was in the Company’s best interest to simultaneously pursue an amendment of the DB Credit Facility and consider strategic transaction alternatives that might be available to the Company.

On December 9, 2008, the Board held a special meeting to discuss the negotiations for a fifth amendment to the DB Credit Facility and written expressions of interest and preliminary discussions regarding strategic transactions with third parties.  At this time, two companies, Company Y and Company Z, had provided written expressions of interest in pursuing a strategic transaction with GNV.  The Board also discussed management’s recommendation that the Company engage a financial advisor to identify and evaluate strategic and financial alternatives.  The Board considered the various advantages and disadvantages of potential financial advisors.  On December 19, 2008, the Company formally engaged Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) to advise on strategic alternatives, including a possible sale of the Company.

On January 8, 2009, the Board met and discussed further changes to the proposed terms of an amendment to the DB Credit Facility.  Management recommended to the Board that the Company voluntarily terminate the revolving period under the DB Credit Facility in anticipation of a financial covenant violation.  Venable LLP, Maryland counsel to the Company (“Venable”), advised the Board on the duties and obligations of directors of Maryland corporations under Maryland law in connection with considering strategic alternatives.  Stifel Nicolaus presented its findings on third party proposals and other strategic alternatives.  The Board determined that the Company’s top priority should be amending the DB Credit Facility, but that the Company should also continue to review strategic alternatives on a non-exclusive basis.  The Board created a Special Committee comprised of all of its independent directors to consider potential strategic alternatives.

On March 3, 2009, the Board held a special meeting to discuss, among other ongoing business matters, the amendment of the DB Credit Facility and the status of the strategic alternatives.  The Board was informed that the Company had terminated preliminary discussions with Company Y and that negotiations had commenced with another possible bidder, Company Z.  Management also advised the Board that the downgrade of certain public ratings and private credit estimates of the pledged collateral continued to pressure the Company’s financial covenants under the DB Credit Facility.  The Board affirmed that the completion of an amendment of the DB Credit Facility should precede any discussion with Deutsche Bank regarding a strategic alternative.

On March 23, 2009, GNV amended its DB Credit Facility to decrease the minimum required collateralization and increase the portion of the portfolio that could be invested in “CCC” rated investments in return for an increased interest rate and shortened maturity.  This amendment did not provide the Company with the long term relief that it desired, as the Company’s borrowing base could continue to be negatively effected by further declines in the value of, and downgrades of public ratings and private credit estimates on, the pledged collateral.

The Board met on April 2, 2009, to discuss the status of possible strategic alternatives.  The Board was told by management that the Company and Company Z had met with Deutsche Bank to discuss terms of a possible strategic transaction.  The Board was also informed by management that the Company had been contacted by other companies regarding their interest in a strategic transaction with GNV, but that no formal proposals had been received at that time.

On April 13, 2009, the Special Committee of the Board met and was advised by management that the Company had received a draft non-binding letter of intent from Company Z and that Deutsche Bank had informally indicated its willingness to waive any change of control provisions under the DB Credit Facility in connection with a possible transaction between the Company and Company Z.  Company Z had informed the Company that it would not participate in an auction process, and the Special Committee concluded that an auction would not maximize stockholder value in the current circumstances and authorized the Company to execute the letter of intent as presented, if necessary, but not before engaging in further negotiations relating to the proposed merger consideration in order to account for the recently higher trading price of the Company’s stock.

Following this meeting, the Company’s stock price continued to appreciate, and the Company received one preliminary proposal and several indications of interests from other third parties regarding a strategic transaction.  Management informed the Special Committee of these developments and suggested that the Special Committee revisit the issue of whether the Company should commence an auction process.

On April 28, 2009, the Special Committee again met to discuss the status of possible strategic alternatives.  Venable again advised the Special Committee regarding the duties of directors under Maryland law when considering strategic alternatives.  Stifel Nicolaus advised the Special Committee regarding its view of the relative merits of the different strategic proposals before the Company.  The Special Committee determined that Company Z’s proposal still offered the greatest potential value to the Company’s stockholders as compared to the other alternatives.  The Special Committee directed the officers of the Company to execute the letter of intent with Company Z.  The Company subsequently executed the letter of intent, which included a 30-day exclusivity period.

On May 21, 2009, the Board determined, as a result of changes to Company Z’s proposal made subsequent to executing the letter of intent, including a reduction in the exchange ratio, that the offer, as revised, should be rejected and that other strategic alternatives explored.

On May 28, 2009, the Company filed its Form 10-K for the period ended February 28, 2009.  In its Form 10-K, the Company disclosed that it had amended the DB Credit Facility to decrease the minimum required collateralization and increase the portion of the portfolio that can be invested in “CCC” rated investments in return for an increased interest rate and shortened maturity.  The Company also disclosed that if it was not able to obtain new sources of financing, it expected that its portfolio would gradually de-lever as principal payments were received, which could negatively impact net investment income and the Company’s ability to pay dividends.  In this filing the Company disclosed that it would not pay a dividend in the first quarter of 2010.  The Form 10-K also disclosed that, at this same time, GNV’s investment adviser, GSCP (NJ) L.P., had failed to make a scheduled principal amortization payment under its credit facility (the “GSC Group Facility”), resulting in a default thereunder (the “GSC Group Default”).  The Company stated that it was not directly affected by the GSC Group Default, although a material adverse change in the business, condition (financial or otherwise), operations or performance of its investment adviser could constitute a default under the DB Credit Facility.

Due to an anticipated default by the Company under the DB Credit Facility, throughout the spring and summer of 2009 the Company engaged in negotiations on multiple occasions with Deutsche Bank to obtain a forbearance and/or further amendments to the DB Credit Facility.  As these negotiations proved unsuccessful, the Company and the Board authorized Stifel Nicolaus to initiate an auction process for the Company.

On July 8, 2009, the Board met to review the results for the quarter ended May 31, 2009 and to discuss the status of the auction process.  Management advised the Board that as of June 30, 2009 the Company had a borrowing base deficiency that it did not expect to have the ability to cure without a waiver from Deutsche Bank.  Management advised the Board that the borrowing base deficiency would become a matured event of default under the DB Credit Facility if not cured within 30 days.  Stifel Nicolaus advised the Board that it had contacted 36 parties on behalf of the Company to determine interest in a strategic transaction, 17 parties had executed a non-disclosure agreement and conducted due diligence via access to an electronic data room, and nine parties had submitted bids.  Stifel Nicolaus summarized certain terms of each of the bids (including but not limited to form of consideration, purchase price, financing sources, timing and conditions), financial information for the public bidders, and answered questions from the Board regarding the bids and the bidding process.  After discussion with its advisors, the Board directed Stifel Nicolaus and management to proceed with a second round of bidding with six of the leading prospects.

On July 10, 2009, the Company filed its Form 10-Q for the period ended May 31, 2009.  The Company disclosed that it had violated covenants in the DB Credit Facility as a result of the decline in the value of, and the downgrade of certain public ratings or private credit estimates on, the pledged collateral.  The Company stated that it was discussing a waiver of the borrowing base covenant violation with Deutsche Bank, but that there was no guarantee that it would be granted such a waiver or amendment or that any such amendment or waiver would be on terms favorable to the Company.

Between July 23, 2009 and July 28, 2009, the Company’s management met with five second round participants in face-to-face due diligence meetings and had one diligence meeting via teleconference.  Both during and after these diligence sessions, the Company responded to diligence requests and made available additional information.

On July 30, 2009, the aforementioned covenant violations became an event of default, as a result of which, Deutsche Bank had the right to accelerate repayment of the outstanding indebtedness under the DB Credit Facility and to foreclose on and liquidate the pledged collateral.

On August 11, 2009, the Board met to discuss the Company’s event of default under the DB Credit Facility and the progress of the auction process.  Management stated that Deutsche Bank had delivered a reservation of rights letter to the Company dated August 3, 2009 but that Deutsche Bank had informally agreed to forbear from exercising remedies during the auction process and was being kept informed of the status of the auction process.  Stifel Nicolaus advised the Board that the Company had invited six bidders to participate in the second round of bidding and that four had chosen to submit updated bids after completing additional due diligence.  Stifel Nicolaus summarized certain terms of each of the bids, including form of consideration, financing and conditionality, and answered questions from the Board regarding the bids and the bidding process.  Stifel Nicolaus advised that it believed the bid from Company A was more attractive than the other bids and that the Company should consider entering into further negotiations with Company A.  Company A’s offer included a full repayment of the amounts outstanding under the DB Credit Facility and represented a premium to the then-current market price of the Company’s shares.  Furthermore, Company A’s bid structure would not require the approval of Company A’s stockholders.  Stifel Nicolaus then reviewed with the Board in detail each of the other bids in comparison to the Company A proposal.

In response to questions from the Board, Stifel Nicolaus reviewed Company A’s business and prospects and reviewed execution risks of a transaction with Company A.  Stifel Nicolaus stated that additional due diligence would be conducted after the Board determined which, if any, bid to pursue and that Company A believed that a merger agreement could be executed by the end of August 2009.  After reviewing the available materials, and after discussion with GNV management and its advisors, the Board directed management and its advisors to pursue, on a non-exclusive basis subject to satisfactory progress on certain elements of Company A’s bid, an agreement with Company A on the basis of the bid submitted, but to maintain communications with other bidders unless and until an exclusivity agreement was executed.

Upon satisfactory progress in negotiations with Company A, the Board authorized the Company to enter into an exclusivity agreement with Company A for a period of 30 days, which was executed on August 31, 2009.  The Company subsequently extended the exclusivity period for an additional 15 days.

On September 14, 2009, the Special Committee held a meeting to discuss the status of the negotiations with Company A and other alternatives, including liquidation.  The Board was informed that, on September 11, 2009, Company A had reduced its bid as a result of deterioration in the Company’s portfolio.

In order for the Special Committee to assess all of its viable alternatives, it reviewed a liquidation analysis prepared by the Company’s management that repaid the DB Credit Facility by December 31, 2009.  The Special

Committee discussed with management and its advisors the execution risk associated with a liquidation, and particularly the increased risk that is associated with liquidating a portfolio primarily comprised of illiquid investments.  The Special Committee also considered the fact that the Company had no assurance Deutsche Bank would not foreclose on the Company’s assets before any liquidation was complete.  Management also refreshed its analysis regarding the inability of the Company, and more broadly, BDCs in general, to obtain refinancing or other financing alternatives and reviewed the history of its discussions with Deutsche Bank regarding a forbearance agreement with respect to the Company’s ongoing event of default.  The Special Committee directed management and the Company’s advisors to expand the liquidation analysis to include an orderly liquidation over a longer period of time, extending repayment of amounts outstanding under the DB Credit Facility with the goal of determining the highest net asset value that could be realized for stockholders.  Management also reported that the Company had received no indication from Deutsche Bank that Deutsche Bank would agree to forbear during any of the liquidation scenarios evaluated by the Company.

On September 18, 2009, the Special Committee met to discuss Company A’s bid and other strategic alternatives with its advisor, management and the Company’s advisors.  The Special Committee reviewed a recent bid letter from Company A proposing two alternate transaction structures.  The Special Committee considered that the Company A proposal offered the highest consideration and the least contingency as compared to the other proposals received, in addition to the support of Deutsche Bank.  The Special Committee questioned Stifel Nicolaus and management on the availability and relative attractiveness of other strategic alternatives, including liquidation.  The Special Committee, in order to allow it to complete its analysis of the Company A proposal and liquidation alternatives, directed management and its advisors to expand the liquidation analysis and continue negotiations with Company A.

On September 21, 2009, the Special Committee held a meeting to discuss Company A’s bid and other strategic alternatives.  The committee members asked Stifel Nicolaus to review the alternative bids proposed by Company A.  Stifel Nicolaus stated that Company A had agreed to increase the per share consideration if the Company authorized the payment of the accrued and unpaid deferred incentive management fees to the Company’s current investment adviser in the form of Company A stock in lieu of cash.  The Special Committee received guidance from the Company’s legal advisors concerning the Company’s obligations under the Investment Advisory and Management Agreement to pay certain fees in connection with the proposed transaction, including the deferred incentive management fee, and the Company’s ability to pay such fees in stock.  The Special Committee then reviewed with management its updated liquidation analysis.  After reviewing the available materials, and after extensive discussion with management and advisors, the Special Committee determined that pursuing a transaction with Company A was preferable to any of the liquidation scenarios presented.  The Special Committee directed management and the Company’s advisors to pursue the Company A bid and to negotiate a forbearance with Deutsche Bank during the pendency of a merger with Company A.

On September 24, 2009, as a result of ongoing negotiations between the Company and Deutsche Bank, the Company executed a forbearance agreement with Deutsche Bank.  Under the terms of the forbearance agreement, Deutsche Bank agreed to forbear its right to take action against the collateral securing the DB Credit Facility in order to remedy any existing or ongoing events of default; provided that a transaction with Company A was closed on or prior to December 30, 2009, subject to the satisfaction of certain milestones leading up to such date.

On October 13, 2009, the Board met and received an update from management and its advisors on the progress of negotiations with Company A, and on October 15, 2009, the Company filed its Form 10-Q for the period ended August 31, 2009.  In its Form 10-Q, the Company stated that any acceleration of the outstanding indebtedness and/or liquidation of the collateral as a result of ongoing event of default would have a material adverse effect on the Company’s liquidity, financial condition and operations.  The Company disclosed that, as a result of the ongoing event of default, it might be forced to sell its investments to raise funds to repay outstanding amounts and such forced sales might result in values that could be less than the carrying values reported in the financial statements as filed.  The Company further stated that deleveraging might significantly impair the Company’s ability to effectively operate.  The Company also stated that, to date, Deutsche Bank had not accelerated the debt with respect to this event of default, but had reserved the right to do so, and that the Company would continue to discuss possible solutions to remedy the event of default with Deutsche Bank.

On October 30, 2009, Company A verbally notified management and its advisors that it was no longer interested in pursuing a transaction with the Company at that time.  On November 2, 2009, Stifel Nicolaus recommenced the marketing process to solicit new or revised bids.

On November 12, 2009, the Board met and was advised by Stifel Nicolaus that it had contacted over 40 potential counterparties, 11 of whom had executed, and eight of whom were currently reviewing, non-disclosure agreements with the Company.  Stifel Nicolaus and management also reported that they had been regularly updating Deutsche Bank about the status of the strategic transaction.  On November 23, 2009, the Board met and was advised by Stifel Nicolaus that it had contacted over 40 potential counterparties, 15 of whom had executed non-disclosure agreements with the Company, five of whom submitted a bid for a potential transaction.  Stifel Nicolaus stated that additional bids were expected and reviewed the bids received to-date.  The Board directed management and Stifel Nicolaus to continue to pursue and explore all offers.  Management also reviewed potential portfolio liquidation scenarios with the Board.  Based on the potential strategic prospects as compared to the reduced value to stockholders under a liquidation scenario, the Board determined not to pursue a liquidation at that time.

Throughout the month of December 2009, Stifel Nicolaus and the Company had ongoing conversations with a number of interested parties.  Management responded to numerous diligence requests, held conference calls with interested parties and made available additional information regarding GNV.

On December 23, 2009, in written correspondence with the Board, Stifel Nicolaus recommended that the Company continue discussions with selected bidders from the second auction process that began in November 2009.  The Board determined to proceed in accordance with Stifel Nicolaus’ recommendation, including not granting exclusivity to any party at that time.

On December 31, 2009, GNV paid its previously announced dividend of $1.825 per share in a combination of cash and stock, resulting in an additional 8,648,725 shares of common stock issued, or 104% of GNV’s outstanding shares immediately prior to the dividend.

Consideration of Specific Proposals

On January 20, 2010, the Board was given a presentation by Stifel Nicolaus summarizing the results of the second auction process.  Stifel Nicolaus stated that, since November 2009, 51 potential counterparties had been contacted by Stifel Nicolaus regarding a possible strategic transaction with GNV and 27 counterparties had executed confidentiality agreements and conducted due diligence.  Of those 27, ten counterparties had submitted non-binding letters of intent.  At that time, three counterparties had submitted a purchase agreement mark-up for the Board’s consideration.  The Board reviewed and discussed with the assistance of the Company’s legal and financial advisors the proposals submitted by the potential bidders and authorized its advisors to continue to negotiate certain terms of the proposals with the bidders.

On January 27, 2010, the Board held a meeting to review the bids of Company 1, Company 2, Company 3 and Saratoga Partners.  Company 1 and Saratoga Partners were invited to, and did, make management presentations to the Board.  The Board did not invite Company 2 to make a management presentation because the Board was already very familiar with its operations and Company 2 had significant amounts of publicly available information.  Because Company 3’s bid was received on the eve of the January 27 meeting, the Board was unable to meet with Company 3.

Company 1 submitted a bid to execute a merger of the Company into a newly-formed BDC merger subsidiary.  Company 1 would contribute approximately $80 million of assets at fair value into the new entity for 75% of the equity value of the combined entity.  The implied per share price of the shares to be issued was $1.57.  Company 1 provided for the full repayment at par of the amount outstanding under the DB Credit Facility at closing.  Company 1 indicated repayment of the credit facility would be funded through cash on hand and through a small credit facility.  Company 1 did not submit a commitment letter for the credit facility it planned to put into place, but indicated confidence in its ability to obtain such facility.  Company 1 also proposed to pay any accrued and unpaid deferred incentive management fees in an amount not to exceed $4 million.

Company 2 submitted a bid to enter into a stock-for-stock merger with a fixed exchange ratio of 0.09 shares of Company 2 stock for each share of GNV common stock, before adjusting for any final company dividend.  The equity valuation per share was $1.10.  Company 2’s bid included the full repayment at par of the amounts outstanding under the DB Credit Facility, as well as a full payment of the accrued and unpaid deferred incentive management fees.  Company 2 represented that it had adequate funds available under its existing credit facility and existing financial resources available to finance the proposed transaction.

Saratoga Partners submitted a bid proposing a purchase of $15 million worth of GNV common stock for a minority investment of approximately 38% of the post-transaction GNV equity value.  The equity valuation per share of this bid was $1.47.  Saratoga Partners’ bid included the full repayment at par of the amounts outstanding under the DB Credit Facility.  Saratoga Partners had a commitment letter from Madison indicating its willingness to provide the Company with a $40 million credit facility, which was expandable to $100 million, in connection with the transaction.  The payment of accrued and unpaid deferred incentive management fees was to be negotiated.

Company 3 submitted a bid proposing a $20 million equity investment for approximately 33% of the shares of GNV.  Company 3 did not provide formal documentation of its per share price determination, and stated that it required additional due diligence before submitting a formal offer.  Company 3’s bid purported to include a full repayment of the amounts outstanding under the DB Credit Facility; however, Company 3 did not have a credit facility committed for financing the proposed transaction.  However, Company 3 did express confidence in its ability to obtain a commitment for a credit facility.  Company 3’s bid provided for the full payment, in stock, of any accrued and unpaid deferred incentive management fees.

Subsequent to the January 27 board meeting, the Board instructed GNV management and its advisors to address several deal considerations relating to the Saratoga Partners proposal.  As a result of these discussions, Saratoga Partners agreed to increase the purchase price per share of its offer from $1.47 per share to $1.52 per share.  The Board was satisfied with the progress of the discussions relating to certain deal terms with Saratoga Partners, including the price increase, and authorized the Company to enter into an exclusivity agreement with Saratoga Partners, which was executed on January 29, 2010.  This exclusivity agreement lasted for a period of 30 days and has subsequently been extended through the date immediately preceding the execution date of the Stock Purchase Agreement.

In evaluating the four proposals presented to the Board and authorizing the Company to enter into an exclusivity agreement with Saratoga Partners, the Board considered the following factors to be material, although not exhaustive, in differentiating among the bids and evaluated each proposal in light of these factors, namely, value to Company stockholders, certainty of closing, repayment of the DB Credit Facility, equity dilution of Company stockholders, stockholder approval and tax benefits, each of which is discussed below.

Value to Company Stockholders.  The Board considered which proposal would provide the most value to the existing GNV stockholders, not simply the proposal representing the highest per-share valuation but reflecting other economic considerations as well.  Although the Company 1 bid offered the highest per-share valuation at $1.57 per share and the Saratoga Partners bid only the second highest valuation at $1.52 per share, the Board felt that the Saratoga Partners bid maximized stockholder value when the bids were evaluated as a whole.  The Board believes that the Company is currently undervalued and its stock price is depressed as a result of the general economic climate, and the Board focused on the fact that both Saratoga Partners’ and Company 3’s proposals allow stockholders the greatest opportunity to participate in the Company’s economic recovery following the closing of either transaction, as the existing Company stockholders would collectively hold over 60% of the outstanding shares of GNV common stock under either proposal and would have a proportionally larger opportunity to benefit from a recovery in the value of the Company when compared to the bids of Company 1 and Company 2.

Certainty of Closing.  The Board also considered which proposal provided the most certainty of closing.  The proposed transaction with Company 1 posed the most regulatory concerns as it would require multiple filings and registrations with different governmental and regulatory agencies, particularly: registration of the new entity with the SEC as a BDC under the 1940 Act, registration of its shares with the SEC under the Exchange Act of 1934 and listing of its shares on either the NASDAQ or NYSE prior to closing.  A transaction with Company 2 would pose the fewest regulatory concerns as its business model is the closest to that of GNV.  The transaction with Saratoga Partners would pose few regulatory concerns, requiring only Saratoga’s registration as an investment adviser under the Advisers Act.  In addition, Saratoga Partners indicated that it already had an established relationship with Madison, the replacement lender, that was willing to provide the Company with a new credit facility.  Similarly, Company 3’s bid posed few regulatory concerns; however, Company 3’s bid appeared less certain than Saratoga Partners’ with respect to financing the repayment of the DB Credit Facility.

Resolution of the DB Credit Facility.  Because of the ongoing default under the DB Credit Facility, a resolution of the defaulted facility was of primary importance to the Board in evaluating the proposed transactions.  As of January 27, 2010, all of the bids included repayment of the amounts owed under the DB Credit Facility, however, not all of the bidders had proposed this initially.  Company 1 had originally included an initial lump-sum payment to be made at closing with a year-long amortization schedule to be established thereafter.  Although Company 3’s bid purported to include the full payment of the DB Credit Facility, Company 3 did not have a specified lender engaged or committed for the proposed transaction.  The Saratoga Partners bid included the full repayment at par of the amounts outstanding under the DB Credit Facility and included a letter from Madison, a replacement lender with whom Saratoga already had an established relationship, indicating its willingness, subject to final due diligence, to provide the Company with a new credit facility to facilitate such repayment.

Equity Dilution of Company Stockholders.  The Board considered the resulting equity dilution of the existing GNV stockholders under each of the proposed transaction structures and the possibility of GNV stockholders participating in any resulting recovery in asset values following any such transaction.  Under Company 1’s bid, Company 1 would own 75% of the equity in the newly-formed combined entity and the existing GNV stockholders would hold the remaining 25%.  Company 2’s bid would be extremely dilutive of the existing GNV stockholders given the fixed exchange ratio of 0.09 shares of Company 2 stock for every share of GNV common stock.  Under Company 3’s proposal, Company 3 would make a minority investment, acquiring approximately 33% of the post-transaction equity of the Company and allowing the existing Company stockholders to collectively retain a majority of the post-transaction equity.  Similarly, under Saratoga Partners’ proposed transaction, Saratoga would purchase a minority investment of approximately 37% of the Company’s post-transaction equity and the existing GNV stockholders would retain over 60% of the equity value following the transaction.

Stockholder Approval.  The Board considered whether the proposed transactions would require stockholder approval by the bidder’s stockholders.  If stockholder approval would be required due to the structure of the proposed transaction, this would add potential delay and an element of uncertainty to the consummation of any transaction.  The Company received assurances from all of the bidders that approval by their respective stockholders would not be required; however, it was unclear whether the bid from Company 1 would require approval of Company 1’s stockholders.  The Board was confident that neither the Saratoga Partners minority investment transaction nor the Company 3 minority investment transaction would require the approval of either bidder’s stockholders, thereby lending more certainty to the ability to close either of these proposed transactions.

Tax Benefits.  The Board also considered the tax implications for GNV of each of the proposed transactions.  Both the Saratoga Partners proposal and the Company 3 proposal would allow GNV to continue to benefit from its net unrealized losses as it would not result in a change of control under the applicable provisions of the Code.  GNV would be allowed, subject to ongoing compliance with the applicable provisions of the Code, to continue to carry forward any unrealized losses after completing either of the transactions proposed by Saratoga Partners and Company 3.  The other proposals, although structured in compliance with the applicable provisions of the Code to be treated as mergers that would be tax-free to the Company’s stockholders, would result in a change of control, thereby immediately subjecting the GNV losses to an annual limitation amount following the completion of either of the transactions proposed by Company 1 or Company 2.

On February 25, 2010, the Company received a second reservation of rights letter from Deutsche Bank, which made reference to the existing and ongoing events of default dating back to July 2009.  As a result of receipt of this letter, the Company engaged Deutsche Bank on the issue of entering into another forbearance agreement, particularly in consideration of the existing transaction proposals the Company was considering at that time.  The forbearance agreement negotiations spanned the months leading up to the date of the Stock Purchase Agreement and the Company executed the second forbearance agreement with Deutsche Bank on April 13, 2010.  Under the terms of this forbearance agreement, Deutsche Bank agreed to forbear from taking action against the collateral securing the DB Credit Facility in order to remedy any existing or ongoing events of default; provided, however, that a transaction with Saratoga was closed on or prior to August 12, 2010, subject to the satisfaction of certain milestones leading up to such date.

Throughout the month of March 2010, the Company continued to explore Deutsche Bank’s willingness to negotiate alternative solutions to the Saratoga Transaction in order to address the ongoing event of default, including liquidation of the Company’s portfolio under distressed and orderly scenarios.  Deutsche Bank continued to reiterate its desire to be repaid in full as promptly as possible.  The Board held meetings on March 24 and March 31 to discuss the status of negotiations with Deutsche Bank and to receive updates on the progress of the negotiations with Saratoga Partners on the Stock Purchase Agreement and with Madison on the Replacement Credit Facility.

Prior to the March 31, 2010 meeting, the Chairman of the Board and the Chairman of the Special Committee met with representatives of Deutsche Bank to explore, once again, the willingness of Deutsche Bank to consider repayment alternatives to the Saratoga Transaction.  Representatives of Deutsche Bank once more confirmed Deutsche Bank’s desire to be repaid in full and indicated that Deutsche Bank would explore all of its options on an expedited basis if a definitive agreement was not reached with a bidder in a reasonable period of time.

As a result of the foregoing, on April 9, 2010, the Board, including all of its independent directors, unanimously authorized the Company to enter into a definitive agreement with Saratoga, subject to satisfactory resolution of remaining drafting issues concerning the debt and equity commitment letters.  Due to the fact that the contemplated transaction structure provided for the Company to enter into the Assignment Agreement with Saratoga, pursuant to which the Company would effectively assume the rights and obligations of Saratoga under the Madison Commitment Letter concerning Madison’s willingness to provide the Company with a Replacement Facility, the Board instructed Company management and its advisors to renegotiate the terms of the Madison Commitment Letter.  Concurrently therewith, the Board also instructed Company management and its advisors to negotiate the terms of an equity commitment letter with Saratoga Partners in consideration of the fact that Saratoga is a newly-formed entity and that CLO Partners did not have adequate capital to satisfy the obligations of both parties under the Stock Purchase Agreement.  Upon satisfactory resolution of such negotiations with Madison and Saratoga concerning the debt and equity commitment letters, the Board authorized the Company to execute the relevant transaction documents.  On April 14, 2010, the Company, Saratoga and CLO Partners entered into a definitive Stock Purchase Agreement for the issuance and sale of the Company’s common stock and the other transactions contemplated thereby.

Price Range and NAV of Common Stock

Set forth below are the net asset value per share of our common stock and the range of high and low closing sales prices for our common stock for each full quarterly period for the years ended February 28, 2009 and 2010.

		Price Range
Fiscal 2009	NAV(1)	High	Low
First Quarter	$11.75	$10.67	$9.30
Second Quarter	$11.05	$11.05	$9.16
Third Quarter	$10.14	$10.86	$1.10
Fourth Quarter	$8.20	$3.15	$1.55

Fiscal 2010	NAV(1)	High	Low
First Quarter	$8.85	$3.95	$1.50
Second Quarter	$6.91	$3.49	$2.09
Third Quarter	$3.80	$3.71	$1.70
Fourth Quarter	$3.27	$2.09	$1.42

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices.  The net asset values shown are based on outstanding shares at the end of each period.

Dilutive Impact on NAV Per Share and Market Price

The market price per share of GNV’s common stock as of April 14, 2010, the date of the Stock Purchase Agreement, was $2.53, and the most recently published NAV per share was $3.80, as of November 30, 2009, both amounts higher than the $1.52 per share purchase price under the Stock Purchase Agreement.  Based upon the November 30, 2009 NAV per share, pro forma NAV per share as adjusted for the impact of the Saratoga Transaction is approximately $2.99, which reflects a dilutive impact of $0.81 per share or 21.3%.  Assuming a one-for-ten reverse stock split is effected after closing, pro forma NAV per share would be further adjusted to $29.89.  This calculation of pro forma NAV includes the impact of a $15 million common equity investment at $1.52 per share, $25 million of new debt drawn on the Replacement Facility, the payoff of approximately $44 million of outstanding debt under the DB Credit Facility at November 30, 2009 and the elimination of approximately $2.6 million in accrued and unpaid incentive management fees.  In addition, upon the exercise of Saratoga’s registration rights under the registration rights agreement, two-thirds of the Shares will be immediately available for re-sale and any sale of such Shares could potentially dilute the market price of the Company’s common stock.

Reasons for the Transaction

In light of the unprecedented instability in the financial markets and the severe downturn in the overall economy, the Company does not have adequate liquidity, including access to the debt and equity capital markets, to operate its business.  In this regard, in July of 2009 an event of default occurred under the DB Credit Facility due to the violation of certain financial covenants by the Company.  Among other things, the terms of the DB Credit Facility require that all principal, interest and fees collected from the debt investments securing the facility must be used to pay down amounts outstanding thereunder until all such amounts have been repaid.  Substantially all of the Company’s debt investments, other than the Company’s subordinated debt investment in GSC Investment Corp. CLO 2007, Limited, are secured as collateral under the DB Credit Facility.  As a result of an event of default under the DB Credit Facility, the facility also permits Deutsche Bank, upon notice to the Company, to accelerate amounts outstanding under the facility and exercise other rights and remedies provided by the facility, including the right to sell the collateral securing the facility.

Although GNV has engaged in active discussions with Deutsche Bank to seek relief from or to restructure certain terms of the DB Credit Facility, it has been unable to obtain adequate or meaningful relief from any terms of the facility in order to continue operating its business.  In light of the foregoing, our Board evaluated other financing and strategic alternatives, including possible debt or equity financing, acquisition or disposition of assets, and other strategic transactions.

Our Board also considered the possible implications that may result from the GSC Group Default under the GSC Group Facility and that any action taken by the GSC Group’s lender would have a direct impact on the Company’s current investment adviser, an affiliate of GSC Group.  Our Board considered the uncertainty surrounding the Company’s current investment adviser’s ability to continue performing as the Company’s investment adviser and the uncertainty about the ability of the Company to identify and retain a suitable replacement investment adviser in a timely manner and on terms that would be as favorable to the Company as under the existing Investment Advisory and Management Agreement as additional factors in determining whether to consummate a transaction that addressed the outstanding DB Credit Facility.  Such uncertainty surrounding the GSC Group Default also raised added concerns for the Board with respect to any action Deutsche Bank may take pursuant to its rights under the DB Credit Facility.

In evaluating the transaction proposal from Saratoga Partners, our Board considered numerous factors, including those described below, and, as a result, determined that the proposed transaction was in the Company’s best interests.  The following discussion of the information and factors considered by our Board, including its independent directors, is not intended to be exhaustive, but includes material factors considered by our Board in evaluating the Saratoga Transaction.

Lack of Liquidity; Potential Impact on Tax Status.  Because GNV can no longer borrow amounts under the DB Credit Facility, and because all principal, interest and fees collected from the debt investments securing the facility must be used to repay amounts outstanding under the facility, GNV has limited liquidity and there is no assurance that GNV will have sufficient cash and liquid assets to fund its operations and dividend distributions to its stockholders, which failure could, among other things, result in adverse tax consequences, including possible failure to qualify as a registered investment company under Subchapter M of the Code which would subject the Company to entity-level taxation.

Potential Actions by Deutsche Bank.  Substantially all of GNV’s investments, other than its subordinated debt investment in GSC Investment Corp. CLO 2007, Limited, are pledged under the DB Credit Facility.  As a result of the occurrence of an event of default under the DB Credit Facility, Deutsche Bank may, upon notice to GNV, accelerate amounts outstanding under the facility and exercise other rights and remedies provided by the facility, including the right to sell the collateral pledged thereunder.  In such event, forced sales of assets may be completed at distressed sale prices, thereby diminishing or potentially eliminating the amount of cash available to distribute to stockholders after repayment of the amounts outstanding under the DB Credit Facility.

Thorough Review of Strategic Alternatives.  The Company engaged in a thorough review of the strategic alternatives available to GNV, including, among other things, negotiations with Deutsche Bank regarding the DB Credit Facility, a stock or cash merger, a significant equity investment, bankruptcy, liquidation of the Company’s assets under various scenarios, a refinancing of GNV’s debt and a sale of GNV’s assets.  In furtherance of the evaluation and proposal solicitation process, GNV publicly announced that it was actively evaluating strategic alternatives (thereby putting potential strategic partners on notice that GNV was open to discussing such alternatives with interested parties), and, at GNV’s request, Stifel Nicolaus contacted numerous potential strategic partners, including business development companies, commercial finance companies, banks, private equity funds, hedge funds and other potential strategic and financial partners, to assess their interest in pursuing a strategic transaction with GNV.  Of the 64 potential strategic and financial partners contacted during two separate processes, 37 executed non-disclosure agreements with GNV and received confidential information concerning GNV’s business, management, assets, liabilities, financial condition and results of operations.  Of those 37 potential strategic and financial partners, 16 submitted indications of interest and bids (including three parties which submitted bids in both processes).  Based on this lengthy and thorough process, the Board believes it has explored all alternatives reasonably available to GNV.

Best Alternative Reasonably Available to GNV.  Because GNV had publicly announced that it was actively evaluating strategic alternatives, and had contacted such a large number of potential purchasers and strategic partners to determine their level of interest in a transaction involving GNV, the Board strongly believes that, of all possible alternatives, and based on the proposed transactions submitted by potential strategic and financial partners, the transaction with Saratoga Partners represents the best alternative that is reasonably available to GNV.  In making this determination, the Board considered:

•	the existing event of default under the DB Credit Facility;

•	the lack of meaningful progress in negotiations with Deutsche Bank relating to the DB Credit Facility;

•	the likelihood that Deutsche Bank would foreclose on its collateral before the Company could complete an orderly liquidation of its assets;

•	the ongoing GSC Group Default and the implications thereof on the Company’s investment adviser, including the uncertainty of Deutsche Bank’s actions in relation thereto;

•	the uncertainty of the value to be obtained by the Company for the sale of its assets in any liquidation scenario;

•	the current financial condition of GNV, particularly the liquidity needed to fund its operations and make required distributions to stockholders;

•	the distinct possibility that GNV could run out of available cash in the near future;

•	the overall decline in the trading price of GNV’s common stock over the period discussed herein;

•	the other alternatives reasonably available to GNV;

•	the terms of the other proposals submitted, including the proposed economic terms, the conditions to closing, the expected timing of such transactions, and the likelihood of consummation;

•
the financial terms of the Saratoga Partners proposal, including the Company’s ability to repay the full amount of principal and interest outstanding under the DB Credit Facility after giving effect to the transaction;

•	the preservation of the tax benefits relating to GNV’s net unrealized built-in losses based on the structure of the transaction;

•	the fact that GNV stockholders will continue as stockholders of the Company;

•	the business and legal due diligence review conducted on Saratoga Partners by GNV and its legal and financial advisors; and

•	the absence of a requirement for stockholder approval by Saratoga’s stockholders.

Business Prospects of GNV.  As noted above, the unprecedented economic conditions that have impacted companies in the financial services industry, coupled with the event of default under the DB Credit Facility, has made it impossible for GNV to continue to operate its business consistent with past practice.  The proposed strategic combination with Saratoga will eliminate the uncertainty created by the default under the DB Credit Facility, and will allow GNV stockholders to participate in our operations following the transaction.

Strategic and Business Considerations.  Because the GNV stockholders will continue as our stockholders following the transaction, GNV stockholders can participate in the future growth and prospects of the post-transaction company, without the limitations currently restricting the operations of GNV.  Despite not having prior experience in the business of BDCs, Saratoga Partners is an established company with a strong capital position and performance history in its investments in middle-market companies.

Opinion of Financial Advisor.  The written opinion of Stifel Nicolaus, dated April 14, 2010 with respect to the fairness of the per share consideration to be received by the Company in connection with the terms set forth in the Stock Purchase Agreement, together with the financial analysis provided by representatives of Stifel Nicolaus, support the Board’s determination that it is in the best interests of the Company to consummate the Saratoga Transaction.

Repayment of DB Credit Facility.  As part of the Saratoga Transaction, and subject to the satisfaction of the closing conditions found in the Stock Purchase Agreement, the Madison Commitment Letter and in the Replacement Facility, the Company will enter into the Replacement Facility and immediately draw down sufficient funds, when added to the funds to be received by us in accordance with the terms of the Stock Purchase Agreement, to repay all principal and interest, including default interest, outstanding under the DB Credit Facility, which amounted to approximately $34 million as of April 30, 2010.

Our Board considered the following negative factors relating to the Saratoga Transaction:

Net Asset Value.  The net asset value per share of GNV’s common stock, as of February 28, 2010, was $3.27, an amount higher than the per share purchase price under the Stock Purchase Agreement.  Any sale of common stock at a price below the current net asset value per share of such stock will result in an immediate dilution to existing common stockholders.  This dilution will include reduction in the net asset value per share as a result of the issuance of shares at a price below the net asset value per share and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.  The 1940 Act establishes a connection between common stock sale price and net asset value because, when stock is sold at a sale price below net asset value per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer.

Market Price.  The market price per share of GNV’s common stock as of April 14, 2010, the date of the Stock Purchase Agreement, was $2.53, an amount higher than the per share purchase price under the Stock Purchase Agreement.  In determining whether to recommend the issuance of shares of the Company’s common stock at a price below the current market price, the Board considered many factors, including, but not limited to, the results of two robust auction processes, the type of securities – both the fact that the shares will not be registered at the time of issuance and that one-third of the shares being issued will be subject to transfer restrictions for one year – being issued, the range of trading prices for shares of the Company’s common stock over the time period discussed herein, and the cumulative elements of the Saratoga Transaction as a whole, including the ability to replace the DB Credit Facility and the Company’s investment adviser.

Replacement Facility.  The Company has not yet executed the Replacement Facility and Madison’s obligation to enter into the Replacement Facility is subject to the conditions found in the Stock Purchase Agreement, the Madison Commitment Letter and those additional conditions found in the Replacement Facility.  In addition, the terms and conditions of the Replacement Facility, as further described in this proxy statement, are significantly tied to Saratoga’s ongoing participation in the post-transaction Company, including serving as its investment adviser and maintaining a specified level of equity investment in the post-transaction Company.

Restrictions on Ability to Solicit Alternative Offers.  The restrictive non-solicitation provisions contained in the Stock Purchase Agreement prohibit GNV from soliciting alternative offers from third parties, and permit GNV to consider bona fide alternative proposals from third parties only in certain limited circumstances.  While these limitations are typical in change of control transactions such as the Saratoga Transaction and ensure that only someone who is committed to making a Superior Proposal (as defined below) will attempt to re-open the evaluation process, these limitations may discourage third parties from making superior offers to acquire GNV because of the increased price that such third party would have to pay.  In addition, the fees and expense reimbursements payable to Saratoga and Madison in the event of a termination of the Stock Purchase Agreement and the transactions contemplated thereby in such a scenario provide an additional limitation to a potential topping bid.

Post-Transaction Company May Not Succeed.  Certain of GNV’s stockholders may view the post-transaction company as a different and less desirable investment vehicle for their capital, and sales of shares of our common stock by such stockholders could depress the share price of GNV’s common stock.  In addition, there can be no assurance that the post-transaction company will succeed.  Saratoga, the entity to become the Company’s investment adviser if approved by the vote of the Company’s stockholders pursuant to Proposal 2 hereof and as a condition to the closing of the Saratoga Transaction, is a newly-formed entity and is newly-registered with the SEC as an investment adviser pursuant to the Advisers Act.  As a new entity, Saratoga does not have a proven track-record in managing corporate debt investments and collateralized loan obligation funds.  Despite the 25-year history of Saratoga Partners, an affiliate of Saratoga, with a track record in private investments in middle market companies, Saratoga Partners does not have experience operating or managing a BDC and there is no guarantee that Saratoga Partners’ past performance record will translate into future success.  Moreover, Saratoga intends to supplement its capabilities in the management of the Company’s investments by recruiting and hiring additional professionals with experience in the management of debt investments and collateralized loan obligations and to dedicate such individuals to the management of the Company.  Although Saratoga has represented that it has had discussions with a number of qualified individuals, and the Company’s independent directors have discussed with Saratoga their interviewing criteria and processes, including the caliber of individuals being considered for such positions, and have vetted such processes to their satisfaction and in consideration of their statutory duties to the Company, there is no guarantee that Saratoga will hire or will have hired a sufficient number of professionals with adequate experience in the Company’s line of business as of or after the closing of the Saratoga Transaction.  Notwithstanding the foregoing, Saratoga’s ability to supplement its management team is not a condition to the closing of the Saratoga Transaction, and GNV does not have the right to terminate the Stock Purchase Agreement should Saratoga fail to adequately supplement its management team.

Our Board also considered the following material factors relating to the proposed transaction:

•	the review and analysis of each of GNV’s and Saratoga’s business, financial condition, earnings, risks and prospects;

•	the historical market prices and trading information with respect to the common stock of GNV;

•	the values and prospects of the portfolio company investments held by GNV;

•	the comparisons of historical financial measures for GNV and Saratoga Partners, including earnings, return on capital and cash flow, and comparisons of historical operational measures; and

•	the current industry, economic and market conditions and how such conditions are expected to impact GNV’s ability to conduct its operations.

This discussion of the information and factors that our Board considered in making its decision is not intended to be exhaustive.  In view of the wide variety of factors considered in connection with its evaluation of the Saratoga Transaction and the complexity of those matters, our Board did not find it useful to, and did not attempt to quantify, rank or otherwise assign relative weights to these factors.  In addition, the individual members of our Board may have given different weights to different factors.

Our Board believes that, overall, the positive factors of the Saratoga Transaction to the Company and its stockholders substantially outweigh the risks related thereto, and, therefore, unanimously approved the Stock Purchase Agreement and the transactions contemplated thereby, including the issuance of 9,868,422 shares of our common stock for an aggregate purchase price of approximately $15,000,000 at a price per share below the current net asset value per share of such stock and the execution of the Investment Advisory and Management Agreement, pursuant to which Saratoga would be appointed as the new investment adviser.

Events Subsequent to April 14, 2010

On May 28, 2010, the Company filed its annual proxy statement for the election of directors and ratification of its independent public accounting firm, as well as its annual report on Form 10-K for the fiscal year ended February

28, 2010, each of which is available on the SEC website and is incorporated herein by reference.  In its Form 10-K, the Company indicated that GSC Group, the parent of our investment adviser, has been in negotiations with its secured lenders regarding a restructuring of its credit facility since defaulting on its credit facility in April 2009 and that, as a result of which, a combination of planned reductions and attrition has resulted in a decrease in the number of GSC Group employees from 85 at the end of fiscal year 2009 to 45 at the end of fiscal year 2010.  The Company further disclosed that on May 25, 2010, its Chief Financial Officer, Richard T. Allorto, Jr., who is an employee of GSC Group, announced his resignation effective July 15, 2010.

While the we do not believe that these staffing changes have adversely affected our operations to date, additional attrition has the potential to adversely affect our operations in the future, as we rely on GSC Group’s employees to conduct our operations.  In order to avoid a negative impact on our operations, GSC Group is preparing an appropriate succession plan for Mr. Allorto and securing alternative resources, including third party service providers, to insure adequate resources are available in the event of future attrition.  We refer you to our Form 10-K under the risk factor “Risks related to our Investment Advisors” for additional discussion.

In addition, our Form 10-K disclosed that on May 25, 2010 our independent registered public accountants identified a material weakness in our internal control over financial reporting.  See Item 9A. “Controls and Procedures” of the Form 10-K for more information.  In order to remediate the material weakness, we have requested that GSC Group provide us with additional support in order to improve our internal control over financial reporting.

Subsequent to the Company’s announcement of the Saratoga Transaction in its Form 8-K filed with the SEC on April 14, 2010, and as amended on Form 8-K/A on June 4, 2010, the Company received an unsolicited acquisition proposal from each of three third-party bidders.  Consistent with its duties under Maryland law and in compliance with its contractual obligations under the Stock Purchase Agreement, the Board carefully considered and evaluated the terms and conditions of each acquisition proposal, and any subsequent revisions thereto, in consultation with the Company’s management and financial and legal advisors.  The Board and/or the Special Committee convened a total of five meetings over the course of the months of May and June to discuss the merits of the acquisition proposals, and any subsequent revisions thereto, received.

Several key factors and considerations influenced the Board’s evaluation of the acquisition proposals received, from a financial point of view or otherwise, including, but not limited to, (i) the adequacy of price, including the fact that the per share price of each such acquisition proposal was greater than the per share price of the Saratoga Transaction, and the financial impact of the break-up costs involved in terminating the Saratoga Transaction, (ii) the dilutive effect of the proposed issuance of a number of shares of Company common stock or preferred stock convertible into Company common stock in excess of the number of shares being issued in connection with the Saratoga Transaction, (iii) uncertainty relating to the bidder’s ability to secure a definitive commitment, and/or the terms thereof, for the financing of any proposed refinancing or repayment of the DB Credit Facility, including the significant delays for time required by the potential lender to perform due diligence on the Company’s investment portfolio, to conduct internal credit approval processes and to negotiate definitive financing documentation, (iv) certain considerations under the 1940 Act as it relates to the structuring of certain bidders’ investments in the Company and lending arrangements between affiliates, (v) the conditionality and high degree of uncertainty of the proposal, including the fact that it was non-binding, the price offered was not firm or that, due to being subject to diligence and the negotiation of definitive legal documentation, there was substantial risk that the transaction contemplated by such proposal would not be completed as proposed, (vi) the significant time delays imposed by required periods for due diligence and negotiation of definitive legal documentation, (vii) the uncertainty regarding Deutsche Bank’s willingness to continue its forebearance in connection with any of the acquisition proposals and (viii) the acquisition of greater than 50% of the Company’s common stock would constitute an ‘ownership change’ under the applicable provisions of the Code and would thereby eliminate the tax benefits described on page 14 of this proxy statement.

Several acquisition proposals involved the acquisition of a significantly greater percentage of the Company than is being acquired in the Saratoga Transaction.  In addition to the Board’s determination that such proposals did not include a sufficient premium to provide adequate value to the Company’s stockholders in comparison to the advantages and value for Company stockholders presented by the Saratoga Transaction, as previously stated in this proxy statement, the Board believes that the Company is currently undervalued and its stock price is depressed as a result of the general economic climate, and the Board believes that Saratoga Partners’ proposal will allow existing Company stockholders the greatest opportunity to participate in any future appreciation in the Company’s value following the closing of a strategic transaction, as the existing Company stockholders would collectively hold over 60% of the outstanding shares of the Company’s common stock and would have a proportionally larger opportunity to benefit from any recovery in the value of the Company.

At the conclusion of the evaluation period and as a result of the various meetings conducted, including, but not limited to, the factors outlined above, the Board did not determine that any acquisition proposal received constituted, or was reasonably likely to lead to, a “Superior Proposal” within the meaning of the Stock Purchase Agreement.  The Board authorized Stifel Nicolaus to communicate its failure to make such determinations to each of the bidders.

Recommendation of the Board of Directors

After careful consideration of the information and factors noted above, our Board, including its independent directors, unanimously concluded that the Stock Purchase Agreement and the transactions contemplated thereby are in the best interest of the Company and unanimously recommends that stockholders vote “FOR” approval of the issuance of shares of GNV’s common stock at a price per share below the current net asset value per share of such stock, pursuant to the terms of the Stock Purchase Agreement.

Opinion of GNV’s Financial Advisor

Stifel, Nicolaus & Company, Incorporated acted as the Company’s financial advisor in connection with the minority equity investment to be made by the Investors pursuant to the Stock Purchase Agreement (the “Investment”).  Stifel Nicolaus is a nationally recognized investment banking and securities firm with membership on all the principal United States’ securities exchanges and substantial expertise in transactions similar to the Investment.  As part of its investment banking activities, Stifel Nicolaus is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

On April 14, 2010, Stifel Nicolaus rendered its written opinion to the Board of Directors of the Company that, as of such date, the per share consideration to be received by the Company pursuant to the Stock Purchase Agreement was fair to the Company, from a financial point of view.

The full text of Stifel Nicolaus’ written opinion dated April 14, 2010, which sets forth the assumptions made, matters considered and limitations of the review undertaken in connection with the opinion, is attached as Exhibit A to this proxy statement and is incorporated herein by reference.  Stifel Nicolaus has provided its written consent to the reproduction of the Stifel Nicolaus opinion in this proxy statement.  Holders of the Company’s common stock are urged to, and should, read this opinion carefully and in its entirety in connection with this proxy statement.  The summary of the opinion of Stifel Nicolaus set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.  The opinion of Stifel Nicolaus will not reflect any developments that may occur or may have occurred after the date of the opinion and prior to the completion of the Investment.

No limitations were imposed by the Company on the scope of Stifel Nicolaus’ investigation or the procedures to be followed by Stifel Nicolaus in rendering its opinion.  Stifel Nicolaus’ opinion was directed solely to the Company’s Board of Directors for its information and assistance in connection with its evaluation of the financial terms of the Investment.  Stifel Nicolaus’ opinion addressed only the fairness of the per share consideration to the Company from a financial point of view and did not address any other aspect of the Investment.  Stifel Nicolaus’ opinion was not intended to be and does not constitute a recommendation to the Company’s Board of Directors, the Special Committee of the Board of Directors (the “Special Committee”) or any shareholder of the Company as to how the Board, the Special Committee or any such shareholder should vote with respect to the Investment or any aspect thereof or whether or not to take any other action in connection with the Investment or any aspect thereof.  In addition, Stifel Nicolaus was not requested to opine as to, and its opinion does not compare, the relative merits of the Investment with any other alternative transaction or business strategy which may have been available to the Company and does not address the underlying business decision of the Board of Directors, the Special Committee or the Company to proceed with or effect the Investment.

In connection with its opinion, Stifel Nicolaus, among other things:

•	Reviewed a draft copy of the Stock Purchase Agreement dated April 8, 2010;

•	Reviewed a draft copy of the Credit Agreement with Madison Capital Funding LLC;

•
Reviewed the audited consolidated financial statements of the Company as of February 28, 2009, February 29, 2008 and February 28, 2007 and the related audited consolidated financial statements for each of such fiscal years contained in the Company’s Annual Report on Form 10-K for the year ended February 28, 2009; together with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2009;

•	Reviewed certain other publicly available business and financial information concerning the Company;

•	Reviewed certain non-publicly available information regarding the Company’s business plan and other internal financial statements and analyses;

•
Discussed with the Company’s management the history and past and current operations of the Company, the Company’s financial performance and the Company’s outlook and future prospects, including the Company’s inability to pay cash dividends, estimates by the Company’s management as to the Company’s liquidity, the Company’s current access to, and ability in the future to obtain, debt or equity financing and the Company’s ability to continue to operate as a going concern;

•
Discussed with the Company’s management the Company’s existing default under its Credit Facility (with aggregate borrowings of $36.3 million as of March 19, 2010), and the rights and remedies of the lender thereunder as a result thereof;

•
Took into account Stifel Nicolaus’ assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the banking industry generally;

•	Analyzed the Company’s publicly reported historical common stock price and trading activity;

•	Reviewed the pro forma impact of the Investment on the Company;

•	Reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Stifel Nicolaus deemed relevant to its analysis; and

•	Conducted such other financial studies, analyses and investigations and considered such other information as Stifel Nicolaus deemed necessary or appropriate for purposes of its opinion.

In connection with its review and analysis, Stifel Nicolaus relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was publicly available or made available, supplied or otherwise communicated to Stifel Nicolaus by or on behalf of the Company and by or on behalf of Saratoga.  Stifel Nicolaus further relied upon the assurances of the respective managements of the Company and Saratoga that they are unaware of any facts that would make such information incomplete or misleading.  Stifel Nicolaus assumed, with the consent of management of the Company, that any material liabilities (contingent or otherwise, known or unknown) of the Company are set forth in its financial statements.  Stifel Nicolaus also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements made available to Stifel Nicolaus.

Stifel Nicolaus has also relied upon the respective managements of the Company and Saratoga as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to Stifel Nicolaus by the Company and Saratoga, and has assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of the Company.  Such forecasts and projections were not prepared with the expectation of public disclosure.  All such forecasts and projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, business and competitive conditions.  Accordingly, actual results could vary significantly from those set forth in such forecasts and projections.  Stifel Nicolaus relied on these forecasts and projections without independent verification or analyses and did not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel Nicolaus’ opinion was necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to it on the date of its opinion.  Subsequent developments may affect the conclusions reached in the opinion, and Stifel Nicolaus does not have any obligation to update, revise or reaffirm the opinion.  Stifel Nicolaus also assumed that the Investment would be consummated on the terms and conditions set forth in the Stock Purchase Agreement, without any waiver of material terms or conditions by the Company or any other party to the Stock Purchase Agreement, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Investment would not have an adverse effect on the Company or its shareholders.  Stifel Nicolaus also expressed no opinion as to the likelihood that the closing conditions set forth in the Stock Purchase Agreement would be satisfied, and it noted that several of these conditions are beyond the control of the Company.  In addition, Stifel Nicolaus assumed that the Stock Purchase Agreement would not differ materially from the draft it reviewed.

Stifel Nicolaus was not requested to make, and did not make, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of the Company, the collateral securing any such assets or liabilities, or the collectability of any such assets.  Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold.  Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy.  Additionally, Stifel did not estimate, and expressed no opinion regarding, the liquidation value of any entity.

Stifel Nicolaus’ opinion is limited to whether the per share consideration to be received by the Company in connection with the Investment pursuant to the Stock Purchase Agreement is fair to the Company, from a financial point of view.  Stifel Nicolaus’ opinion did not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Company’s Board of Directors, the Special Committee or the Company; (ii) the legal, tax or accounting consequences of the Investment (or any aspect thereof) on the Company, the Company’s shareholders or the Investors; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the capital structure or solvency of the Company; (v) any advice or opinions provided by any other advisor to the Board, the Special Committee or the Company; (vi) the effect of the Investment on, or fairness (whether from a financial point of view or otherwise) of the Investment to, the holders of any class of securities, creditors or other constituencies of the Company; (vii) whether the Investors have sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate consideration; (viii) the terms of the Replacement Facility, as defined in the Stock Purchase Agreement, or any transaction contemplated thereby; (ix) the terms of the Replacement Management Agreements, as defined in the Stock Purchase Agreement; or (x) any other term of the Stock Purchase Agreement or the form or structure of the Investment or the likelihood, or timeframe in which, the Investment will be consummated.  In addition, Stifel Nicolaus did not express any opinion herein as to the prices, trading range or volume at which the Company’s securities would trade following public announcement or consummation of the Investment or any aspect thereof.

Stifel Nicolaus is not a legal, tax, regulatory or bankruptcy advisor.  Stifel Nicolaus did not consider any potential legislative or regulatory changes currently being considered by the United States Congress, the various federal banking agencies, the Securities and Exchange Commission (the “SEC”), or any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board, or any changes in regulatory accounting principles that may be adopted by any or all of the federal banking agencies.  Stifel Nicolaus’ opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company.

The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.  In arriving at its opinion, Stifel Nicolaus considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it.  In addition to the assumptions described elsewhere in this discussion, in its analyses, Stifel Nicolaus made numerous other assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of the Company.  Any estimates contained in Stifel Nicolaus’ analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates.  Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold.  No company or transaction utilized in Stifel Nicolaus’ analyses was identical to the Company or the Investment.  Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.  None of the analyses performed by Stifel Nicolaus was assigned a greater significance by Stifel Nicolaus than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel Nicolaus.  The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which the Company’s common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

The following is a summary of the material financial analyses that Stifel Nicolaus performed in rendering its opinion on April 14, 2010.  The summary does not constitute a complete description of Stifel Nicolaus’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus.  The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel Nicolaus with respect to any of the analyses performed by it in connection with its opinion.  Rather, Stifel Nicolaus made its determination as to the fairness to the Company, from a financial point of view, of the per share consideration to be received by the Company pursuant to the Stock Purchase Agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed and subject to the various assumptions and limitations set forth in the opinion, as well as the circumstances facing the Company as described herein and in the opinion.  Accordingly, the data included in the summary tables should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses.  Considering the data included in the summary tables without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel Nicolaus.

Certain Situational Factors Impacting GNV.  Stifel Nicolaus was made aware of a number of situational factors impacting the Company, including, but not limited to the following:

•
Credit facility default.  Since July of 2009, the Company had been in default under its existing facility and received multiple letters from its lender, Deutsche Bank A.G., New York Branch, reserving the lender’s right to seek remedies for the existing event of default, including foreclosing on the collateral securing the existing credit facility.

•
Liquidity and dividends.  If the event of default continued under the Company’s credit facility, and/or distributions from GSCIC CLO were deferred, the Company could find itself with insufficient working capital to fund its operating expenses and/or pay dividends sufficient to comply with distribution requirements as a registered investment company under the Code.

•	Credit quality. A substantial portion of the Company’s portfolio was non-performing and an even larger portion was on the Company’s internal watch list.

•
Limited access to capital.  The Company had been unable to secure additional or replacement debt financing as a standalone company and does not have shareholder approval to issue common stock below net asset value (“NAV”).

Pro Forma Impact of the Investment.  Stifel Nicolaus reviewed certain estimated future operating and financial information developed by the respective management teams of GNV and Saratoga, including Saratoga’s estimates of the future operating performance of the Company as a result of the Investment, which estimates are shown in the table below.  Based on this analysis, on a pro forma basis, the Investment is forecasted to be accretive to GNV’s net investment income for the 12-month periods ending February 28, 2012 and February 28, 2013 and accretive to cash dividends per share for each of the 12-month periods ending February 28, 2011, February 28, 2012 and February 28, 2013.  In particular, the Investment and the related transactions described in this proxy statement are forecasted to be accretive to the Company’s cash dividends per share because the Company will have less debt outstanding subsequent to the consummation of these transactions and, therefore, a lower debt service burden that should consequently result in a greater amount of investment and fee income from the Company’s investment portfolio being available for distribution to the Company’s stockholders.  In addition, as a result of curing the existing default under the DB Credit Facility, the Company would no longer be prohibited from paying cash dividends to its stockholders, as such a prohibition has been in effect pursuant to the terms of the DB Credit Facility since the Company’s event of default thereunder.  The estimates prepared by the respective management teams are as follows:

	Standalone	Pro Forma
Net Investment Income Per Share :
Fiscal Year 2011	$0.31	$0.29
Fiscal Year 2012	0.29	0.30
Fiscal Year 2013	0.27	0.33
Cash Dividends Per Share (1)
Fiscal Year 2011	$0.03	$0.29
Fiscal Year 2012	0.03	0.30
Fiscal Year 2013	0.27	0.33
Ownership:
Existing Shareholders	100.0%	63.2%
Net Asset Value:
11/30/09	$3.80	$2.99
(1) Assumes GAAP net investment income per share approximates taxable income.  Further assumes in the standalone scenario that the Company distributes 10% of income via cash and 90% via stock.

Common Stock Trading History.  Stifel Nicolaus reviewed the history of the reported trading prices and volume of GNV common stock since its initial public offering in March 2007.  Stifel Nicolaus observed that during that period, shares of GNV common stock traded at a high of $15.02 and a low of $0.89, and that on April 8, 2010, the closing price of GNV common stock was $2.39.  For the period since its initial public offering through April 8, 2010, the market price of shares of GNV common stock experienced a decrease of approximately 84%, whereas, by comparison, the per share market price for a group of 25 publicly traded BDC peers, chosen by Stifel Nicolaus and weighted by equity market capitalization, experienced an average decrease of approximately 60% over that same period.

Discounted Dividend Analysis.  Stifel Nicolaus conducted a dividend discount analysis for the purpose of determining the equity value per share of the Company’s common stock.  Stifel Nicolaus calculated the cash dividends the Company is expected to generate during fiscal years 2011 through 2013 both on a stand-alone basis, based upon forecasts prepared by the management of GSC Investment Corp., and on a pro forma basis, based upon forecasts prepared by Saratoga management.  Based on a range of exit P/NAV ratios between 0.40x and 1.15x and a range of discount rates between 11% and 27%, the dividend discount analysis indicated equity values per share of the Company’s common stock of $0.91 to $3.17 per share on a stand-alone basis (i.e. without the Investment) and of $1.11 to $3.79 per share on a pro forma basis.

Analysis of Selected Precedent Financing Transactions.  Stifel Nicolaus reviewed publicly available information regarding 81 completed transactions involving companies that completed delayed registration PIPEs (private investments in public equity) since January 2008.  Stifel Nicolaus analyzed the common stock trading discount from the time of the announcement to the offer price per share in these precedent transactions as compared to the 36.4% discount implied by the Investment at $1.52 per share as of April 8, 2010.  Stifel Nicolaus noted the discount implied by the Investment was within the range of observations:

10th Percentile	Median	Average	90th Percentile
(72.8%)	(16.8%)	(24.4%)	(3.6%)

Note: Delayed registration PIPEs are private placements of securities issued in reliance upon certain transaction exemptions pertaining to resale registration provided under the Securities Act of 1933, as amended - Section 4(2), Regulation D, Regulation S and other miscellaneous exemptions.

Stifel Nicolaus also reviewed publicly available information regarding 7 completed rights offerings by business development companies since January 2005.  Stifel Nicolaus analyzed the common stock trading discount from the time of the announcement to the subscription price as compared to the discount of 36.4% implied by the Investment at $1.52 per share as of April 8, 2010.  Stifel Nicolaus noted the discount implied by the Investment was within the range of observations:

Maximum	Median	Average	Minimum
(41.7%)	(11.9%)	(18.0%)	(6.5%)

In rendering its opinion, Stifel Nicolaus concluded that due to the extraordinary situational factors facing the Company described previously, certain traditional financial analyses that would be customarily performed in connection with a fairness opinion were not relevant.  These were: (1) precedent M&A transactions; (2) comparable public company analysis; and (3) liquidation analysis.

As described above, Stifel Nicolaus’ opinion was one of the many factors taken into consideration by the Company’s Board of Directors in making its determination to approve the Investment by Saratoga.

Stifel Nicolaus has acted as financial advisor to the Company in connection with the Investment and related matters and received an initial retainer fee of $25,000 upon execution of its engagement letter agreement.  In addition, Stifel Nicolaus will receive an advisory fee of $350,000 for its services that is contingent upon the consummation of the Investment and also received a fee of $200,000 upon the delivery of its opinion.  Other than the initial retainer fee, the opinion fee and the contingent advisory fee, Stifel Nicolaus did not and will not receive any other compensation in connection with the Investment.  In addition, the Company has agreed to indemnify Stifel Nicolaus for certain liabilities arising out of its engagement.  In addition to the foregoing, Stifel Nicolaus may seek to provide other investment banking services to the Company or its affiliates and Saratoga or its affiliates in the future, for which Stifel Nicolaus would seek customary compensation.  In the ordinary course of business, Stifel Nicolaus makes a market in the Company’s common stock and accordingly it and/or its customers may at any time hold a long or short position in such securities.  Additionally, Stifel Nicolaus acted as an underwriter on the Company’s 2007 initial public offering and a member of Stifel Nicolaus’ investment banking transaction team holds a long position in GNV common stock.  Other than the foregoing, there are no other material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and the Company or Saratoga.

Summary of the Stock Purchase Agreement

The terms and conditions of the Company’s issuance of shares of its common stock are set forth in the Stock Purchase Agreement.  We have summarized the material provisions of the Stock Purchase Agreement below.  This summary is qualified by reference to the complete text of the Stock Purchase Agreement which was attached as an exhibit to our Form 8-K/A filed with the SEC on June 4, 2010 and is incorporated herein by reference.

Investment; Transfer Prior to or at Closing.  The Investors will purchase 9,868,422 shares at a purchase price of $1.52 per share, which will result in an aggregate investment of approximately $15,000,000.  Prior to or at the closing of the Saratoga Transaction, the Investors will assign the obligation to acquire approximately 84% of the Shares to certain individuals affiliated with Saratoga or Saratoga Partners.  The majority of the Shares purchased will be held by Mr. Oberbeck.  Such individuals, as a condition to closing, shall agree in writing to be bound by the terms of the Stock Purchase Agreement by executing joinder agreements prior to any such transfer.

Closing.  The closing of the transaction will take place as soon as reasonably practicable, but in any event no later than two business days following either the satisfaction or waiver of all conditions to closing set forth in the Stock Purchase Agreement, or at such other time as Saratoga and the Company mutually agree in writing.

Name Change.  The Company has agreed, as a condition to closing of the Saratoga Transaction, to change its name from GSC Investment Corp. to Saratoga Investment Corp.  The Company has also agreed, subject to requisite approval of the NYSE, to change the stock or ticker symbol for its common stock from “GNV” to a stock or ticker symbol that is reasonably acceptable to Saratoga.

Stockholder Special Meeting.  We have agreed to cause a meeting of our stockholders to be called and held as soon as practicable (but in no event later than 45 days after the date of the first mailing of this proxy statement) for the purpose of voting on the approval of the issuance of shares of our common stock at a price per share below the current net asset value pursuant to the Stock Purchase Agreement in accordance with NYSE rules and the 1940 Act and the approval of the Investment Advisory and Management Agreement with Saratoga in accordance with Section 15 of the 1940 Act, and to solicit proxies from our stockholders to obtain the requisite vote on these matters.  We have also agreed that, subject to our Board’s right to make an “Adverse Recommendation Change,” as discussed below, our Board will recommend to our stockholders the approval of the issuance of shares at a price per share below the current net asset value and the approval of the Investment Advisory and Management Agreement with Saratoga.

Restriction on Transfers.  Each Investor agrees that it will not transfer one-third of the shares of GNV common stock it acquires as part of this transaction until the first anniversary of the closing of the Saratoga Transaction; provided that each Investor will be permitted to transfer such shares to one or more of its permitted transferees (the “Permitted Transferees”) in accordance with Section 3.02 of the Stock Purchase Agreement.  Each Investor understands that the shares to be issued pursuant to the Stock Purchase Agreement are restricted securities within the meaning of Rule 144 under the Securities Act of 1933; and that the shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.  Certain affiliates of GSC Group and directors of the Company have entered into an agreement not to sell or otherwise transfer one-third of the shares of GNV common stock that such stockholder owns as of April 14, 2010 until the first anniversary of the closing of the Saratoga Transaction.

Stock Split.  Promptly after closing of the Saratoga Transaction, the Company intends to accomplish a one-for-ten reverse stock split pursuant to which each stockholder will receive one share of our common stock in exchange for every ten shares owned at that time.  After giving effect to the shares of our common stock to be issued in connection with the Saratoga Transaction and the one-for-ten reverse stock split, the total number of shares of our common stock outstanding will be approximately 2.7 million.

No Solicitation by the Company.  The Company will not, and will not authorize or permit any of its representatives to, (i) solicit, initiate or take any action to facilitate or encourage the submission of any acquisition proposal from a third party, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its subsidiaries or afford access to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, an acquisition proposal, (iii) fail to make, withdraw or modify in a manner adverse to the Investors the Board’s recommendation that the Company’s stockholders approve the issuance of the Shares and the new Investment Advisory and Management Agreement (or recommend an acquisition proposal or take any action or make any statement inconsistent with the Board’s recommendation) (any of the foregoing, an “Adverse Recommendation Change”), (iv) grant any waiver or release under, or fail to enforce the terms of, any confidentiality, standstill or similar agreements or arrangements with respect to any class of equity or the assets of the Company, or (v) enter into any agreement in principle, term sheet, letter of intent, merger agreement, acquisition agreement, or other similar instrument relating to an acquisition proposal by a third party.

Notwithstanding the foregoing, at any time prior to receipt of the approval of the Company stockholders:

(i)           the Company may (A) engage in negotiations or discussions with any third party and its representatives or financing sources that has made after the date of the Stock Purchase Agreement a bona fide, written acquisition proposal that the Board reasonably believes will lead to a Superior

Proposal, (B) furnish to such third party or its representatives or financing sources non-public information relating to the Company pursuant to a confidentiality agreement with terms no less favorable than the terms of the confidentiality agreement with Saratoga (a copy of which must be provided to Saratoga); provided that all such information is provided or made available to Saratoga prior to or concurrently with the time it is provided to such third party and (C) take any nonappealable, final action that any court of competent jurisdiction orders the Company to take; and

(ii)           the Board may make an Adverse Recommendation Change;

in each case referred to in the foregoing clauses (i) and (ii) only if (A) such acquisition proposal was not solicited in violation of the Company’s obligations not to solicit third party acquisition proposals discussed above, (B) the acquisition proposal was from a third party that is financially and legally qualified to make such proposal, (C) such acquisition proposal was not made by the third party in violation of any confidentiality, standstill or similar agreement or arrangement between the Company and such third party (or their respective representatives and affiliates) or to which, to the best knowledge of the Company (based on a written certification from such third party), such third party is a party or otherwise bound, (D) the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the duties of the Board under Maryland law, and (E) simultaneous with the delivery of such acquisition proposal intended by such third party to be binding on such third party and to constitute a Superior Proposal, and the Board is prepared to recognize such acquisition proposal as a Superior Proposal, the third party deposits with the Company a cash deposit in an amount equal to the Termination Fee (as described below).

In addition, nothing contained in the Stock Purchase Agreement will prevent the Board from complying with Rule 14e-2(a) under the Securities Exchange Act of 1934 with regard to an acquisition proposal by a third party so long as any action taken or statement made to so comply is consistent with the terms of the Stock Purchase Agreement; provided that any such action taken or statement made that relates to an acquisition proposal will be deemed to be an Adverse Recommendation Change unless the Board reaffirms the Board’s recommendation of the Saratoga Transaction in such statement or in connection with such action.

For purposes of the Stock Purchase Agreement, “Superior Proposal” is defined as a bona fide, unsolicited written acquisition proposal that (a) relates to (i) any acquisition or purchase, direct or indirect, of 35% or more of the consolidated assets of the Company or 35% or more of any class of equity or voting securities of the Company, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 35% or more of any class of equity or voting securities of the Company, or (iii) a merger, consolidation, share exchange, business combination, sale of all or substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company, (b) is legally binding on the third party but not on the Company; (c) is fully financed, includes an obligation to pay in full all amounts outstanding under the DB Credit Facility and contains no financing contingency or obligation to obtain consent from a lender or equity source (other than any consents of Deutsche Bank required in connection with the DB Credit Facility); (d) contains no condition to closing materially more burdensome on the Company, or, in the reasonable and good faith judgment of the Board, by a majority vote (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel), making it less likely that the conditions to the closing of such transaction would be satisfied than, the conditions to closing set forth in the Stock Purchase Agreement (with, for the avoidance of doubt, a condition for a vote of the third party’s equityholders on any matter being materially more burdensome and making it materially less likely that all conditions to such acquisition proposal will be satisfied); (e) which is otherwise on terms which the Board determines in its reasonable good faith judgment (after consultation with its financial advisor of nationally recognized reputation and outside legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the acquisition proposal and the third party making the acquisition proposal, as well as any termination fees, expense reimbursement provisions, limitations on tax benefits, conditions to consummation and related matters, that the acquisition proposal, (A) if consummated would result in a transaction that is more favorable, from a financial point of view, to the Company and its stockholders than the Saratoga Transaction and (B) is reasonably certain of being completed.

Before the Company or its representatives may enter into negotiations or discussions with a party who provides an unsolicited acquisition proposal that the Board reasonably believes could lead to a Superior Proposal, and before the Board may make an Adverse Recommendation Change, certain procedures must be followed.  In particular, prior to making an Adverse Recommendation Change, for a period of 5 business days, the Company and its advisors must negotiate in good faith with the Investors to make adjustments to the terms and conditions of the Stock Purchase Agreement such that the acquisition proposal in question would no longer constitute a Superior Proposal.

Nominees to Board of Directors.  Saratoga will be entitled to designate two nominees to serve on the Board to be elected as directors effective as of the closing date.  The size of the Company’s board of directors will not change; two current members of the Board will resign effective at closing of the Saratoga Transaction.

Conduct of the Company.  The Company has agreed to customary operating covenants to govern the conduct of the business between signing of the Stock Purchase Agreement and closing of the Saratoga Transaction.

Representations and Warranties.  We provided Saratoga with representations and warranties in the Stock Purchase Agreement customary for public company transactions of this size and nature, including representations and warranties addressing: due organization, valid existence and good standing; authorization to enter into the Stock Purchase Agreement and required approval by GNV stockholders to complete the transaction; required governmental consents; no breach of organizational documents or material agreements as a result of the Stock Purchase Agreement or the completion of the transaction; absence of material defaults under certain contracts; capitalization; compliance with SEC reporting requirements; accuracy of information contained in the documents to be filed with the SEC; financial statements, internal controls and disclosure controls and procedures; absence of certain changes since November 30, 2009 that would have a material adverse effect; no material undisclosed liabilities; compliance with laws; no material legal proceedings; ownership of intellectual property rights reasonably necessary to conduct its business; taxes and tax returns; tax treatment of the proposed transaction; related party transactions; registered investment company tax status; anti-money laundering; finder’s fees; inapplicability of state takeover laws; environmental matters; insurance; investment securities; and CDO and CLO activities.

Conditions to Closing.  The parties’ respective obligations to consummate the transaction are subject to the satisfaction or waiver of the following conditions:

•
our stockholders’ (i) approval of the issuance of the Shares at a price per share below the current net asset value in accordance with the NYSE Listed Company Manual and the 1940 Act and (ii) approval of the new Investment Advisory and Management Agreement in accordance with the 1940 Act;

•	no applicable law prohibits the consummation of the Saratoga Transaction and the other transactions contemplated hereby;

•
no action has been instituted or pending by any Governmental Authority and no law, rule or regulation shall have been enacted that would prohibit, restrain or delay the consummation of the Saratoga Transaction;

•
the Company shall have entered into a Replacement Credit Facility with Madison and has the right to immediately draw down the necessary amount, when added to the funds received in connection with the equity investment pursuant to the Stock Purchase Agreement, to fully repay the amounts outstanding under the DB Credit Facility; and

•	all actions by or in respect of, or filings with, any Governmental Authority, required to permit the consummation of the transaction have been taken, made or obtained.

The obligations of the Investors to consummate the transaction are subject to the satisfaction or waiver of the following conditions:

•	our performance of all obligations under the Stock Purchase Agreement required to be performed at or prior to closing of the Saratoga Transaction;

•
the representations and warranties of GNV contained in the Stock Purchase Agreement shall have been true as of signing and shall be true at and as of the closing of the Saratoga Transaction (subject in certain cases to materiality qualifications);

•
delivery of the pay-off letter by Deutsche Bank agreeing to terminate the DB Credit Facility and release any and all liens on the assets pledged under the DB Credit Facility promptly following receipt of payment;

•	receipt by GNV of the written resignations of Robert F. Cummings, Jr. and Richard M. Hayden as members of the Board, effective as of the closing of the Saratoga Transaction;

•
election of Christian L. Oberbeck and Richard A. Petrocelli as members of the Board by the Board to fill the vacancies created by the resignations submitted in connection with the Saratoga Transaction, effective as of the closing of the Saratoga Transaction;

•
entry by GNV into the Investment Advisory and Management Agreement, the Administration Agreement, the Trademark License Agreement, and the Registration Rights Agreement, in each case, with Saratoga or one of its affiliates;

•
the preparation of an amendment to GNV’s charter with the State of Maryland changing its name from “GSC Investment Corp.” to “Saratoga Investment Corp.” or a derivation thereof, to be filed after the closing of the Saratoga Transaction; and

•	the Company’s BDC election being in full force and effect.

Our obligations to consummate the Saratoga Transaction are subject to the satisfaction or waiver of the following conditions:

•	performance by the Investors of all obligations under the Stock Purchase Agreement required to be performed at or prior to closing of the Saratoga Transaction;

•	Saratoga shall have obtained executed joinder agreements from all Permitted Transferees to whom it intends to the Shares prior to or at the closing of the Saratoga Transaction;

•
the representations and warranties of the Investors contained in the Stock Purchase Agreement shall have been accurate at signing and shall be true at and as of the closing of the Saratoga Transaction; and

•	Saratoga is in compliance in all material respects with its obligations under the Advisers Act as of the date of closing of the Saratoga Transaction.

Termination.  The Stock Purchase Agreement may be terminated by mutual written consent of GNV and Saratoga and in certain other instances.

Either we or Saratoga may terminate the Stock Purchase Agreement if:

•
the transaction has not been consummated on or before September 30, 2010 (the “End Date”); provided, however, that if the Company wishes to terminate the Stock Purchase Agreement because the transaction has not been consummated on or before the End Date and Saratoga wishes to terminate the Stock Purchase Agreement because the stockholder meeting has not been held prior to the End Date, Saratoga’s termination right will prevail;

•
any applicable law makes consummation of the transaction illegal or otherwise prohibited or enjoins the Company or Saratoga from consummating the transaction and such injunction has become final and nonappealable; or

•	the GNV stockholders do not approve both of the required proposals.

Saratoga may terminate the Stock Purchase Agreement if:

•
the Board makes an Adverse Recommendation Change or fails to reaffirm its recommendation of the transaction as promptly as practicable (and no later than 5 business days) after receipt or public announcement of an acquisition proposal;

•
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company required as a condition to closing shall have occurred, and such condition is incapable of being satisfied by the End Date;

•
the stockholder meeting has not been held prior to the End Date; provided, however, that Saratoga must not be in material breach of the Stock Purchase Agreement on the date of such termination and must, if requested by the Company, extend the End Date for a period of 30 calendar days to permit the Company to hold the company stockholder meeting; or

•
there has been a material breach by the Company or its representatives of its obligations (i) to convene the company stockholder meeting to approve the requisite elements of the Saratoga Transaction or (ii) relating to the non-solicitation covenants.

We may terminate the Stock Purchase Agreement if:

•
prior to the stockholder meeting, the Board has made an Adverse Recommendation Change in compliance with the terms of the Stock Purchase Agreement in order to enter into a definitive, written agreement concerning a Superior Proposal; provided, however, that such termination will not take effect until the Company has paid Saratoga the full amount of the Termination Fee; or

•
a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Investors required as a condition to closing of the Saratoga Transaction has occurred, and such condition is incapable of being satisfied by the End Date.

Termination Fee and Expense Reimbursement.  In the event that the Stock Purchase Agreement is terminated pursuant to an Adverse Recommendation Change by the Board or due to a material breach of the Company’s non-solicitation or stockholder meeting obligations, GNV will pay to Saratoga an amount in immediately available funds equal to $1,250,000 as liquidated damages.  In the event that the Stock Purchase Agreement is terminated (i) by Saratoga pursuant to a breach of a representation or warranty by the Company or (ii) by the Company for failure to consummate the transaction by the End Date coupled with the Company’s unwillingness to agree to a one-time good faith extension of the End Date for an additional 30 calendar days, GNV will pay to Saratoga an amount in immediately available funds equal to the aggregate amount of all documented, out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers and accountants, incurred by Saratoga and/or its affiliates in connection with the transaction, up to an amount not to exceed $500,000.  In the event that the GNV stockholders fail to approve Proposals 1 and 2 or the Company has failed to convene a stockholder meeting to approve the proposals prior to the End Date (but is not otherwise in breach of its obligations relating thereto), GNV will pay to Saratoga an amount in immediately available funds equal to the aggregate amount of all documented, out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers and accountants, incurred by Saratoga and/or its affiliates in connection with the transaction, up to an amount not to exceed $350,000.  If, at any time within 9 months after termination of the Stock Purchase Agreement under one of the scenarios outlined above pursuant to which the Company is obligated to pay to Saratoga an expense reimbursement, we enter into a definitive agreement with a third party that would otherwise have constituted a Superior Proposal, we will have to pay to Saratoga an amount equal to the termination fee of $1,250,000 minus the amounts already paid to Saratoga as an expense reimbursement.

Waiver and Amendment of the Stock Purchase Agreement.  Any provision of the Stock Purchase Agreement may be amended or waived prior to the closing of the Saratoga Transaction if such amendment or waiver is in writing and signed by each party to the Stock Purchase Agreement in the case of an amendment or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the approval of the GNV stockholders has been obtained there may be no amendment or waiver that would require the further approval of the stockholders of the Company under Maryland law or the 1940 Act without such approval having first been obtained.

Expenses.  Except as otherwise provided in the Stock Purchase Agreement and outlined in the preceding section entitled “Termination Fee and Expense Reimbursement,” all costs and expenses incurred in connection with the Stock Purchase Agreement will be paid by the party incurring such cost or expense.  Notwithstanding the foregoing, solely in the case whereupon the parties have successfully consummated the closing of the transactions contemplated by the Stock Purchase Agreement, the Company will pay to Saratoga the aggregate amount of all documented, out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers and accountants, incurred by Saratoga as of the closing in connection with the entering into of the Stock Purchase Agreement and the carrying out of any and all acts contemplated thereunder.

Director and Officer Indemnification by Saratoga.  For six years after the closing of the Saratoga Transaction, the Company is obligated to, and neither GNV nor Saratoga may take any action, including any action with respect to the voting of its shares, that will prevent or otherwise impair GNV’s ability to maintain the Company’s existing directors’ and officers’ liability insurance policies at coverage levels equal to or greater than $20 million and indemnify and hold harmless the present and former officers and directors of GNV or a member of GNV’s investment committee or disclosure committee for acts or omissions occurring at or prior to the closing of the Saratoga Transaction to the fullest extent permitted by Maryland Law or any other applicable law or provided under GNV’s charter and bylaws in effect on the date hereof; provided that such indemnification will be subject to any limitation imposed from time to time under applicable law.

Registration Rights.  The Company has agreed to enter into a Registration Rights Agreement with the Investors pursuant to which the Company has agreed to prepare and file with the SEC a registration statement on Form N-2 pursuant to Rule 415 (the “Mandatory Registration Statement”) to register the resale of the Shares by the Investors or their permitted assigns under the Securities Act of 1933.  Under the terms and conditions of the Registration Rights Agreement, the Company will use its commercially reasonable efforts to file with the SEC within 30 days after the date of the closing of the Saratoga Transaction the Mandatory Registration Statement.  The Company will also use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective by the SEC within 90 days after the date of the Registration Rights Agreement.  The Registration Rights Agreement also grants each Investor an opportunity for resale of their Shares in a public offering by the Company should a Mandatory Registration Statement for the Shares not be effective at that time.

Voting Agreement.  As a condition to the closing of the Saratoga Transaction, certain affiliates of the GSC Group and the officers and directors of the Company have entered into a Voting and Support Agreement (the “Voting Agreement”).  Pursuant to the Voting Agreement, the persons subject to the Voting Agreement have agreed, among other things, to vote all of the shares of the Company’s common stock owned by such stockholders in favor of the approval of the proposals contained herein.  As of April 14, 2010, the date of the Voting Agreement, the persons subject to the Voting Agreement collectively exercised voting control over approximately 11.6% of the Company’s outstanding shares.  Any additional shares of common stock acquired by persons subject to the Voting Agreement following the Record Date will automatically become subject to such Voting Agreement.  The obligation to vote in favor of the closing of the Saratoga Transaction exists until the earlier of (i) the closing of the Saratoga Transaction, (ii) the termination of the Stock Purchase Agreement, (iii) two months following September 30, 2010 or (iv) as mutually agreed upon by the parties.  During the term of the Voting Agreement, persons subject to the Voting Agreement may not transfer their common stock, unless the transferee agrees to be bound by the applicable provisions of the Voting Agreement.  This summary is qualified by reference to the complete text of the Voting Agreement which was attached as an exhibit to our Form 8-K/A filed with the SEC on June 4, 2010 and is incorporated herein by reference.

Summary of the Replacement Facility

We have summarized below certain material terms of the Credit Agreement between Madison (as administrative agent) and the Company, either directly or through one of its subsidiaries (the “Borrower”), that establishes the Replacement Facility.  This summary is subject to definitive documentation of the Replacement Facility, which is to be executed and made publicly available upon the closing of the transactions contemplated hereby.

Availability.  The Borrower can draw up to the lesser of (i) $40 million (the “Facility Amount”) and (ii) the product of the applicable advance rate (which varies from 50% to 75% depending on the type of loan asset) and the value, determined in accordance with the Replacement Facility (the “Adjusted Borrowing Value”), of certain “eligible” loan assets pledged as security for the loan (the “Borrowing Base”), in each case less (a) the amount of any undrawn funding commitments the Borrower has under any loan asset and which are not covered by amounts in the Unfunded Exposure Account referred to below (the “Unfunded Exposure Amount”) and (b) outstanding borrowings.  Each loan asset held by the Borrower as of the date on which the Replacement Facility is closed will be valued as of that date and each loan asset that the Borrower acquires after such date will be valued at the lowest of its fair value, its face value (excluding accrued interest) and the purchase price paid for such loan asset.  Adjustments to the value of a loan asset will be made to reflect, among other things, changes in its fair value, a default by the obligor on the loan asset, insolvency of the obligor, acceleration of the loan asset, and certain modifications to the terms of the loan asset.

The Replacement Facility contains limitations on the type of loan assets that are “eligible” to be included in the Borrowing Base and as to the concentration level of certain categories of loan assets in the Borrowing Base such as restrictions on geographic and industry concentrations, asset size and quality, payment frequency, status and terms, average life, and collateral interests.  In addition, if an asset is to remain an “eligible” loan asset, the Borrower may not make changes to the payment, amortization, collateral and certain other terms of the loan assets without the consent of the administrative agent that will either result in subordination of the loan asset or be materially adverse to the lenders.

At any time prior to the second anniversary of the closing of the Replacement Facility and subject to certain conditions, the Borrower may request an increase in the Facility Amount of up to $60 million for a combined aggregate Facility Amount of $100 million.

Collateral.  Consistent with the existing DB Credit Facility, the Replacement Facility will be secured by substantially all of the assets of the Borrower.  However, under the Replacement Facility, the collateral pool will be expanded to include the subordinated notes (“CLO Notes”) issued by GSC Investment Corp. CLO 2007 Ltd (“GSCIC CLO”) and GNV’s rights under the CLO Management Agreement (as defined below), not currently secured under the DB Credit Facility.

Interest Rate and Fees.  Under the Replacement Facility, funds are borrowed from or through certain lenders at the greater of the prevailing LIBOR rate and 2.00% , plus an applicable margin of 5.50%.  At the Borrower’s option, funds may be borrowed based on an alternative base rate, which in no event will be less than 3.00%, and the applicable margin over such alternative base rate is 4.50%.  In addition, the Borrower will pay the lenders a commitment fee of 0.75% per year on the unused amount of the Replacement Credit Facility for the duration of the Revolving Period (defined below).  Accrued interest and commitment fees are payable monthly.  The Borrower is also obligated to pay certain other fees to the lenders in connection with the closing of the Replacement Facility.

Revolving Period and Maturity Date.  The Borrower may make and repay borrowings under the Replacement Facility for a period of three years following the closing of the Replacement Facility (the “Revolving Period”).  The Revolving Period may be terminated at an earlier time by the Borrower or, upon the occurrence of an event of default, by action of the lenders or automatically.  All borrowings and other amounts payable under the Replacement Facility are due and payable in full five years after the end of the Revolving Period.

Collateral Tests.  It is a condition precedent to any borrowing under the Replacement Facility that the principal amount outstanding under the Replacement Facility, after giving effect to the proposed borrowings, not exceed the lesser of the Borrowing Base or the Facility Amount (the “Borrowing Base Test”).  In addition to satisfying the Borrowing Base Test, the following tests must also be satisfied (together with Borrowing Base Test, the “Collateral Tests”):

•
Interest Coverage Ratio.  The ratio (expressed as a percentage) of interest collections with respect to pledged loan assets, less certain fees and expenses relating to the Replacement Facility, to accrued interest and commitment fees and any breakage costs payable to the lenders under the Replacement Facility for the last 6 payment periods must equal at least 175%.

•
Overcollateralization Ratio.  The ratio (expressed as a percentage) of the aggregate Adjusted Borrowing Value of  “eligible” pledged loan assets plus the fair value of certain ineligible pledged loan assets and the CLO Notes (in each case, subject to certain adjustments) to outstanding borrowings under the Replacement Facility plus the Unfunded Exposure Amount must equal at least 200%.

•
Weighted Average FMV Test.  The aggregate adjusted or weighted value of “eligible” pledged loan assets as a percentage of the aggregate outstanding principal balance of “eligible” pledged loan assets must be equal to or greater than 72% and 80% during the one-year periods prior to the first and second anniversary of the closing date, respectively, and 85% at all times thereafter.

The Replacement Facility also requires payment of outstanding borrowings or replacement of pledged loan assets upon the Borrower’s breach of its representation and warranty that pledged loan assets included in the Borrowing Base are “eligible” loan assets.  Such payments or replacements must equal the lower of the amount by which the Borrowing Base is overstated as a result of such breach or any deficiency under the Collateral Tests at the time of repayment or replacement.  Compliance with the Collateral Tests is also a condition to the discretionary sale of pledged loan assets by the Borrower.

Priority of Payments.  During the Revolving Period, the priority of payments provisions of the Replacement Facility require, after payment of specified fees and expenses and any necessary funding of the Unfunded Exposure Account, that collections of principal from the loan assets and, to the extent that these are insufficient, collections of interest from the loan assets, be applied on each payment date to payment of outstanding borrowings if the Borrowing Base Test, the Overcollateralization Ratio and the Interest Coverage Ratio would not otherwise be met.  Similarly, following termination of the Revolving Period, collections of interest are required to be applied, after payment of certain fees and expenses, to cure any deficiencies in the Borrowing Base Test, the Interest Coverage Ratio and the Overcollateralization Ratio as of the relevant payment date.

Reserve Account.  The Replacement Facility requires the Borrower to set aside an amount equal to the sum of accrued interest, commitment fees and administrative agent fees due and payable on the next succeeding three payment dates (or corresponding to three payment periods).  If for any monthly period during which fees and other payments accrue, the aggregate Adjusted Borrowing Value of “eligible” pledged loan assets which do not pay cash interest at least quarterly exceeds 15% of the aggregate Adjusted Borrowing Value of “eligible” pledged loan assets, the Borrower is required to set aside such interest and fees due and payable on the next succeeding six payment dates.  Amounts in the reserve account can be applied solely to the payment of administrative agent fees, commitment fees, accrued and unpaid interest and any breakage costs payable to the lenders.

Unfunded Exposure Account.  With respect to revolver or delayed draw loan assets, the Borrower is required to set aside in a designated account (the “Unfunded Exposure Account”) 100% of its outstanding and undrawn funding commitments with respect to such loan assets.  The Unfunded Exposure Account is funded at the time the Borrower acquires a revolver or delayed draw loan asset and requests a related borrowing under the Replacement Facility.  The Unfunded Exposure Account is funded through a combination of proceeds of the requested borrowing and other Borrower funds, and if for any reason such amounts are insufficient, through application of the priority of payment provisions described above.

Operating Expenses.  The priority of payments provision of the Replacement Facility provides for the payment of certain operating expenses of the Borrower out of collections on principal and interest during the Revolving Period and out of collections on interest following the termination of the Revolving Period in accordance with the priority established in such provision.  The operating expenses payable pursuant to the priority of payment provisions is limited to $350,000 for each monthly payment date or $2.5 million for the immediately preceding period of twelve consecutive monthly payment dates.  This ceiling can be increased by the lesser of 5% or the percentage increase in the fair market value of all the Borrower’s assets only on the first monthly payment date to occur after each one-year anniversary following the closing of the Replacement Facility.  Upon the occurrence of a Manager Event (described below), the consent of the administrative agent is required in order to pay operating expenses through the priority of payments provision.

Events of Default.  The Replacement Facility contains certain negative covenants, customary representations and warranties and affirmative covenants and events of default.  The Replacement Facility does not contain grace periods for breach by the Borrower of certain covenants, including, without limitation, preservation of existence, negative pledge, change of name or jurisdiction and separate legal entity status of the Borrower covenants and certain other customary covenants.  In addition to certain events of default that were contained in the existing DB Credit Facility, other events of default under Replacement Facility include, among other things, the following:

•	an Interest Coverage Ratio of less than 150%;

•	an Overcollateralization Ratio of less than 175%;

•
the removal of any independent director of the Borrower without “cause” or without giving prior written notice to the administrative agent, or the appointment of an independent director of the Borrower who is not provided by a nationally recognized service reasonably acceptable to the administrative agent without the consent of the administrative agent;

•	the filing of certain ERISA or tax liens;

•	failure of GNV to own and control, directly or indirectly, 100% of the equity interests of the Borrower (if a subsidiary of the Company); and

•	the occurrence of certain “Manager Events” such as:

•
failure by Saratoga and its affiliates to maintain collectively, directly or indirectly, a cash equity investment in GNV in an amount equal to at least $5,000,000 at any time prior to the third anniversary of the closing date;

•	failure of the management agreement between Saratoga and GNV to be in full force and effect;

•
indictment or conviction of Saratoga or any “key person” for a felony offense, or any fraud, embezzlement or misappropriation of funds by Saratoga or any “key person” and, in the case of “key persons,” without a reputable, experienced individual reasonably satisfactory to Madison appointed to replace such key person within 30 days;

•
resignation, termination, disability or death of a “key person” or failure of any “key person” to provide active participation in Saratoga’s daily activities, all without a reputable, experienced individual reasonably satisfactory to Madison appointed within 30 days; or

•
occurrence of any event constituting “cause” under the Collateral Management Agreement between GNV and GSCIC CLO (the “CLO Management Agreement”), delivery of a notice under Section 12(c) of the CLO Management Agreement with respect to the removal of GNV as collateral manager or GNV ceases to act as collateral manager under the CLO Management Agreement

Conditions to Acquisitions and Pledges of Loan Assets.  The Replacement Facility imposes certain additional conditions to the acquisition and pledge of additional loan assets.  Among other things, the Borrower may not acquire additional loan assets without the prior written consent of the administrative agent until such time that the administrative agent indicates in writing its satisfaction with Saratoga’s policies, personnel and processes relating to the loan assets.

Conditions to Closing of the Replacement Facility.  The closing of the Replacement Facility and the funding of any borrowing requests by the Borrower on the closing date is subject to the satisfaction or waiver of the following conditions on or prior to the closing date of the Replacement Facility:

•	negotiation and delivery of a fully-executed Credit Agreement and such other documents and legal opinions reasonably requested by Madison in form and substance reasonably satisfactory to Madison;

•
payment by the Borrower of all requisite fees and expenses payable on or prior to the closing date and reimbursement by the Borrower of all reasonable fees, costs and expenses incurred by Madison in connection with the Replacement Facility;

•
there being no event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Stock Purchase Agreement) since November 30, 2009;

•	there being no material adverse change (in the reasonable opinion of Madison) in the portfolio of collateral securing the Replacement Facility since November 30, 2009;

•	payment on a current basis of all senior and subordinated collateral management fees owing under the CLO Management Agreement;

•
after giving effect to all borrowings on the closing date and payment of all requisite fees and expenses payable on such date, availability under the Replacement Facility shall equal at least $3,000,000;

•	the occurrence of the recapitalization of GNV as contemplated by the Stock Purchase Agreement;

•
the Borrower’s certification in the relevant borrowing notice (a) that certain representations and warranties set forth in the Credit Agreement are true and correct on and as of such date (or an earlier date if so specified) before and after giving effect to the requested borrowings and (b) that no event has occurred or would result from the requested borrowings that constitutes an Event of Default or a default;

•	a “termination date” (pursuant to which, among other things, the commitments under the Replacement Facility would be terminated) shall not have occurred under the Replacement Facility;

•	the satisfaction of the Collateral Tests before and after giving effect to the requested borrowings; and

•	the sum of the outstanding borrowings and the Unfunded Exposure Amount after giving effect to the requested borrowings shall not exceed the Facility Amount.

Fees and Expenses.  Upon the closing of the Replacement Facility, the Company will be obligated to pay to Madison certain fees and to reimburse Madison for the aggregate amount of all documented, out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, incurred by Madison in connection with the Replacement Facility and the carrying out of any and all acts contemplated thereunder up to and as of the date of closing.  In the event that the transactions contemplated by the Stock Purchase Agreement are not consummated and the Replacement Facility is not closed, for any reason, the Company and Saratoga have agreed to share equally in the cost of a deferred commitment fee in the amount of $500,000 payable to Madison in such a scenario and to share equally in the reimbursement of the aggregate amount of all documented, out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, incurred by Madison in connection with the Replacement Facility as of the date of such termination or abandonment of the Saratoga Transaction.

Recommendation of the Board of Directors

Our Board of Directors has unanimously approved the issuance of the Shares, at a price per share below the current net asset value per share of the common stock, pursuant to the Stock Purchase Agreement and determined that the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement are in the best interests of the Company and recommends that you vote FOR Proposal 1.

PROPOSAL 2 – TO APPROVE THE INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

General

Stockholders of the Company are being asked to consider and vote on a proposal to approve the Investment Advisory and Management Agreement between the Company and Saratoga Investment Advisors, LLC (“Saratoga” or the “Adviser”).  The Investment Advisory and Management Agreement is attached as Exhibit B to this proxy statement.  The Company will also enter into an Administration Agreement, attached as Exhibit C to this proxy statement, with Saratoga or one of its affiliates at closing.  At a meeting of the Board held on April 9, 2010, the Board, including all of the directors who are not “interested persons” of the Company as defined in the 1940 Act, unanimously voted to approve the Investment Advisory and Management Agreement and determined that the Investment Advisory and Management Agreement is in the best interests of the Company and its stockholders.  The Board then recommended that the stockholders of the Company vote to approve the Investment Advisory and Management Agreement.

Reasons for the Proposed Investment Advisory and Management Agreement

Currently, the Company has an Investment Advisory and Management Agreement, dated as of March 21, 2007, and as amended as of May 23, 2007, between GSCP (NJ), L.P. (“GSCP”) and the Company (the “Current Agreement”).  The Current Agreement was renewed by the Board in March 2010.  Subject to the overall supervision of the Board, GSCP manages the day-to-day operations of, and provides investment advisory and management services to, the Company.  In conjunction with the Saratoga Transaction described above, GSCP will waive certain accrued fees and terminate the Current Agreement with the Company.  As a result, we are seeking stockholder approval to enter into the Investment Advisory and Management Agreement with the Adviser so that the Adviser will take the place of GSCP on substantially the same terms, except as described below, and provide substantially the same services to the Company.

Current Agreement and Proposed Investment Advisory and Management Agreement

The Board has unanimously approved, and recommends to the stockholders of the Company that they approve, an advisory agreement between the Company and Saratoga.  You should refer to the form of the proposed Investment Advisory and Management Agreement attached hereto as Exhibit B for its complete terms.

The Investment Advisory and Management Agreement is substantially similar to the Current Agreement, except for the following material distinctions in the fee terms that are included in the Investment Advisory and Management Agreement:

1.
The capital gains portion of the Incentive Fee (as defined below) will be reset with respect to gains and losses from May 31, 2010, and therefore losses and gains incurred prior to such time will not be taken into account when calculating the capital gains fee, and the Adviser will be entitled to 20% of gains that arise after May 31, 2010.  In addition, the cost basis for computing realized losses on investment held by the Company as of May 31, 2010 will equal the fair value of such investment as of such date.  Under the Current Agreement, the capital gains fee is calculated from March 21, 2007, and the gains are substantially outweighed by losses.  On a net basis, the Company has incurred $12.4 million of realized losses and $57.6 million of unrealized depreciation on its investments and derivatives since March 21, 2007.

2.
Under the “catch up” provision, 100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income that exceeds 1.875% (7.5% annualized) but is less than or equal to 2.344% in any fiscal quarter is payable to the Adviser.  This will enable the Adviser to receive 20% of all net investment income as such amount approaches 2.344% in any quarter, and the Adviser will receive 20% of any additional net investment income.  Under the Current Agreement, GSCP only receives 20% of the excess net investment income over 1.875%.

3.
The Company will no longer have Deferral Rights (as defined below) regarding Incentive Fees in the event that the distributions to stockholders and change in net assets is less than 7.5% for the preceding four fiscal quarters.

Fees.  Under the Investment Advisory and Management Agreement, the Company will pay Saratoga a fee consisting of two components – a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”).  The Base Management Fee will be paid quarterly in arrears, and be equal to 1.75% per annum of the Company’s gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds) and be calculated at the end of each fiscal quarter based on the average value of the Company’s gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds) as of the end of such fiscal quarter and the end of the immediate prior fiscal quarter.  Base Management Fees for any partial month or quarter will be appropriately pro-rated.

The Incentive Fee will have the following two parts:

The first part will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the immediately preceding fiscal quarter.  Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that the Company receives from portfolio companies) accrued during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the administration agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee).  Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that the Company has not yet received in cash.  Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 1.875% per quarter (7.5% annualized), subject to a “catch up” provision.  The Base Management Fee is calculated prior to giving effect to the payment of any Incentive Fees.

The Company will pay the Adviser an Incentive Fee with respect to the Company’s pre-incentive fee net investment income in each fiscal quarter as follows: (A) no Incentive Fee in any fiscal quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate; or (B) (i) 100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.344% in any fiscal quarter (9.376% annualized) is payable to the Adviser; and (ii) 20% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 2.344% in any fiscal quarter (9.376% annualized).  The Company refers to the amount specified in clause (B)(i) as the “catch-up.”  Notwithstanding the foregoing, with respect to any period ending on or prior to December 31, 2010, the Adviser shall be entitled to 20% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.875% in any fiscal quarter (7.5% annualized) without any catch-up provision.

These calculations will be appropriately pro-rated when such calculations are applicable for any period of less than three months.

The second part of the Incentive Fee, the capital gains fee, will be determined and payable in arrears as of the end of each fiscal year (or, upon termination of the Investment Advisory and Management Agreement), and will be calculated at the end of each applicable year by subtracting (1) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company’s cumulative aggregate realized capital gains, in each case calculated from May 31, 2010.  If such amount is positive at the end of such year, then the capital gains fee for such year is equal to 20% of such amount, less the cumulative aggregate amount of capital gains fees paid in all prior years.  If such amount is negative, then there is no capital gains fee for such year.

Under the Investment Advisory and Management Agreement, the capital gains portion of the Incentive Fee will be reset based on realized gains and realized and unrealized losses from May 31, 2010 because the Company’s realized gains and realized and unrealized losses will be calculated from such date.  Therefore, realized and unrealized losses incurred prior to such time will not be taken into account when calculating the capital gains portion of the Incentive Fee, and the Adviser will be entitled to 20% of net capital gains that arise after May 31, 2010.  In addition, the cost basis for Company realized gains and losses on investments held by the Company as of May 31, 2010 will equal the fair value of such investments as of such date.

Under the Current Agreement, GSCP receives the same Base Management Fee.

Under the Current Agreement, GSCP receives the same Incentive Fee, but the Incentive Fee is not subject to a “catch up” provision.  In addition, under the Current Agreement, the payment of any Incentive Fee otherwise earned by GSCP is deferred (the “Deferral Right”) if, during the most recent four full fiscal quarter period ending on or prior to the date such payment is to be made, the sum of (a) the Company’s aggregate distributions to its stockholders and (b) the change in the Company’s net assets (before taking into account any Incentive Fees payable during that period) is less than 7.5% of the Company’s net assets at the beginning of such period.  These calculations are appropriately pro-rated for the first three fiscal quarters after the date of the Current Agreement and adjusted for any share issuances or repurchases during the relevant period.  Pursuant to the Deferral Right, such Incentive Fees become payable on the next date on which such test has been satisfied for the most recent four full fiscal quarters.

Investment Management Services. Both the Investment Advisory and Management Agreement and the Current Agreement provide that the Adviser and GSCP, respectively, will manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board, and, in connection with such management, will (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

Delegation of Responsibilities.  The Investment Advisory and Management Agreement does not expressly permit delegation to sub-advisers.

The Current Agreement provides that GSCP may, in its discretion delegate responsibilities under the agreement to one or more sub-advisers.  The separate costs of employing any sub-adviser are borne by GSCP, not by the Company.  The Company and GSCP retain oversight over any such sub-adviser.

Expenses.  The Investment Advisory and Management Agreement provides that all investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory services required to be provided by the Adviser, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company.

The Company will bear all costs and expenses of its operations and transactions, including those relating to: the Company’s organization; calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Company’s investments; offerings of the Company’s common stock and other securities; investment advisory and management fees; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company’s common stock on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by governmental bodies (including the SEC); costs of any reports, proxy statements or other notices to common stockholders including printing costs; the Company’s fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and administration fees and all other expenses incurred by the Company or, if applicable, the administrator in connection with administering the Company’s business (including payments under the administration agreement based upon the Company’s allocable portion of the administrator’s overhead in performing its obligations under an administration agreement, including rent and the allocable portion of the cost of the Company’s officers and their respective staffs (including travel expenses)).

The Current Agreement contains similar expense and reimbursement provisions.

Term and Termination.  If approved by stockholders, the Investment Advisory and Management Agreement will become effective upon the closing of the Saratoga Transaction and will remain in effect continuously, unless terminated under the termination provisions of the agreement.  The Investment Advisory and Management Agreement provides that it may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of stockholders holding a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Adviser.  The proposed new advisory agreement will also terminate automatically in the event of its “assignment.”

The Investment Advisory and Management Agreement will, unless terminated as described above, continue until the second anniversary of its effective date and will continue in effect from year to year thereafter so long as it is approved at least annually by (i) the vote of the Board, or by the vote of stockholders holding a majority of the outstanding voting securities of the Company, and (ii) the vote of a majority of the Company’s directors who are not parties to the Investment Advisory and Management Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any party to the Investment Advisory and Management Agreement, in accordance with the requirements of the 1940 Act.

The Current Agreement has similar provisions for its term and termination.

Limitation of Liability and Indemnity.  Under the Investment Advisory and Management Agreement, Saratoga and certain of its affiliates would not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services and except to the extent such action or omission constitutes gross negligence, willful misfeasance, bad faith or reckless disregard of its duties and obligations under the agreement.

The Company would also provide indemnification to the Adviser and certain of its affiliates for damages, liabilities, costs and expenses incurred by them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the agreement or otherwise as an investment adviser of the Company.  However, the Company would not provide indemnification against any liability to the Company or its security holders to which the Adviser or such affiliates would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any such person’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the agreement.

The Current Agreement has similar provisions with respect to liability and indemnification.

Amendments.  Both the Investment Advisory and Management Agreement and Current Agreement may only be amended in writing, and any amendments must be approved in a manner consistent with the 1940 Act.

Administration Agreement.  The Administration Agreement, attached as Exhibit C to this proxy statement, to be entered into by the Company and Saratoga or one of Saratoga’s affiliates in connection with the Saratoga Transaction is substantially similar to the Company’s existing Administration Agreement with GSCP, except that:

(1)	the new Administration Agreement will have an initial two year term;

(2)	administration fees will be capped at $1.0 million for the first year of the term; and

(3)
the existence of a cap, and the determination of a proper cap amount, in the second year of the term will be determined by the mutual agreement of the independent directors, on behalf of the Company, and the replacement administrator.

The Company’s existing agreement is renewed annually and the fees paid thereunder are capped such that the amounts payable by the Company, together with all of the Company’s other operating expenses, do not exceed an amount representing 1.5% per annum of the Company’s net assets attributable to the Company’s common stock.

In addition, GSCP has waived, and continues to waive, the Company's reimbursement obligation under the administration agreement until such time as the Company's total assets exceed $500 million. Saratoga has not agreed to such a waiver.

Portfolio Management.  New individuals, as listed under the section “About Saratoga” would manage the portfolio under the Investment Advisory and Management Agreement.  Under the Current Agreement, the following individuals at GSCP manage the portfolio:

Peter R. Frank – President and Senior Managing Director

Mr. Frank joined GSC Group in 2001.  From 2005 until 2008, he served as the Senior Operating Executive for GSC’s Recovery funds.  In addition, Mr. Frank is a member of the investment committees for Recovery Funds, U.S. Corporate Debt, European Corporate Debt and European Mezzanine funds.  Prior to 2001, Mr. Frank was the CEO of Ten Hoeve Bros., Inc. and was an investment banker at Goldman, Sachs & Co.  He is Chairman of the Board of Precision Partners, Inc., Scovill Fasteners, Inc., and Worldtex, Inc., and a director of Color Spot Nurseries, Inc., Kolmar Labs Group, Inc., Oreck Corporation and Viasystems, Inc.  Mr. Frank graduated from the University of Michigan with a B.S.E.E. degree and from the Harvard Graduate School of Business Administration, with a M.B.A. degree.

Philip Raygorodetsky – Senior Managing Director, Recovery Funds

Mr. Raygorodetsky joined GSC Group at its inception in 1999.  He is responsible for sourcing, evaluating and executing control distressed debt investments.  He is also a member of the investment committee for the Recovery Funds, U.S. Corporate Debt, and European Mezzanine funds.  He was previously with Greenwich Street Capital Partners from 1997 to 1999.  Prior to that, Mr. Raygorodetsky was with Salomon Smith Barney Inc. in the Investment Banking Division's health care group, where he worked on public and private financing and advisory transactions.  Previously, he worked at Andersen Consulting.  Mr. Raygorodetsky is Chairman of the Board of USI Senior Holdings, Inc. and a director of Axia Acquisition Holding Corporation, Dukes Place Holdings Limited, Seaton Insurance Company, Stonewall Insurance Company and Wrightline, LLC.  Mr. Raygorodetsky graduated from the Walter A. Haas School of Business at the University of California at Berkeley with a degree in Economic Analysis and Policy and Finance.

Alexander B. Wright - Chief Financial Officer, Chief Administrative Officer, and Senior Managing Director

Mr. Wright joined GSC Group in 2002 and is the Chief Administrative Officer and Chief Financial Officer of GSC Group, Inc.  Mr. Wright was previously the head of the U.S. Corporate Debt business.  He is a member of the U.S. Corporate Debt, European Corporate Debt, and GSC Investment Corp. investment committees.  From 2003 to 2007, Mr. Wright served as head of origination for the U.S. Corporate Debt business.  Prior to that, Mr. Wright was with IBJ Whitehall Bank & Trust Corporation and Chemical Banking Corporation.  Mr. Wright graduated from Rutgers College with a B.A. degree in Political Science and a minor in Economics, and from Fordham University with a M.B.A. degree.

Seth M. Katzenstein - Senior Managing Director and Head of U.S. and European Lending Businesses

Mr. Katzenstein joined GSC Group at its inception in 1999 and is the Head of the U.S. and European lending divisions with portfolio-management responsibility for the U.S. Corporate Debt business.  Prior to his current duties, the Mr. Katzenstein served as the Head of Credit and Portfolio Management for the U.S. Corporate Debt business from 2008 to 2009.  From 2005 to 2008, Mr. Katzenstein served as a Portfolio Manager for the U.S. Corporate Debt business.  Mr. Katzenstein served as the Senior Trader for the U.S. Corporate Debt business from 2003 to 2005 and as a Portfolio Analyst in the Control Distressed Debt business from 1998 to 2003.  Prior to joining GSC Group in 1999, Mr. Katzenstein was with Greenwich Street Capital Partners from 1998 to 1999.  Prior to that, Mr. Katzenstein worked as an Analyst in the Financial Institutions Group at Salomon Smith Barney Inc. from 1996 to 1998 where he solicited, evaluated, and executed financing and advisory transactions for financial institutions.  He has a B.B.A. from the University of Michigan.

Fee Information

For the fiscal year ended February 28, 2010, the Company owes to GSCP $2.3 million in fees for services provided to the Company for the 2010 fiscal year; as of April 30, 2010, $2.3 million remained unpaid, with $446,000 to be paid on or about May 28, 2010 and the remaining $1.9 million has been waived and permanently discharged.  These services will no longer be provided by GSCP if the Investment Advisory and Management Agreement is approved.  If the Investment Advisory and Management Agreement had been in effect for the 2010 fiscal year, it is estimated that the Company would have paid $2.6 million in fees to the Adviser, which is a difference of 15%.  GSCP did not receive any incremental benefit for the transaction, other than the payment of fees described herein, or as a result of the agreement to waive a portion of its fees.

Below is a table (unaudited) estimating the Company’s annual expenses stated as percentages of net assets attributable to common stock.  We caution you that the pro forma percentages indicated in the table below are estimates and may vary.

	Current (5)	Pro Forma (5)
Stockholder transaction expenses (as a percentage of offering price):
Sales load paid	None (1)	None (1)
Offering expenses	None (1)	None (1)
Dividend reinvestment plan expenses	None (1)	None (1)
Total stockholder transaction expenses paid	None (1)	None (1)
Annual expenses (as a percentage of net assets attributable to common stock):
Management fees (2)	3.54%	3.54%
Incentive fees payable under the investment advisory and management agreement (20% of adjusted net investment income, in excess of hurdle rate and 20% of realized capital gains) (3)	0.62%	1.24%
Interest payments on borrowed funds (4)	7.38%	6.88%
Other expenses	6.31%	8.11%
Total annual expenses	17.85%	19.77%

1.
Purchases of shares of common stock on the secondary market are not subject to sales charges but may be subject to brokerage commissions or other charges.  The table does not include any sales load (underwriting discount or commission) that shareholders may have paid in connection with the purchase of shares of GNV common stock.

2.	Current and pro forma management fees are based upon average quarterly assets of $118.8 million during the fiscal year ended February 28, 2010.

3.
Incentive fees for the pro forma column include the effect of the “catch up” provision, pursuant to which 100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income that exceeds 7.5% annualized, but is less than or equal to 9.376% is payable to the Adviser.  This will enable the Adviser to receive 20% of all net investment income as such amount approaches 9.376%, and the Adviser will receive 20% of any additional net investment income.  The effect of the catch-up provision results in approximately $232,500 in additional fees paid to the Adviser.

4.
Current interest expense is based upon an average debt balance of $48.0 million and a weighted average annual interest rate of 8.5% for the fiscal year ended February 28, 2010.  The pro forma column is based upon an average debt balance of $48.0 million and a weighted average annual interest rate of 8.0% (including the amortization of fees related to the Facility).

5.
Current and pro forma expenses are computed as a percentage of net assets attributable to common stock as of February 28, 2010.  No adjustments to net asset value have been made to give effect to the Investment in the pro forma column.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock.  In calculating the following expense amounts, we have assumed that our annual operating expenses would remain at the levels set forth in the table above.  You would pay the following expenses on a $1,000 investment, assuming a 5% annual return.

	1 Year	3 Years	5 Years	10 Years
Current	$172	$456	$675	$1,027
Pro Forma	$185	$465	$681	$1,027

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%.  Assuming a 5% annual return, the incentive fee under the investment advisory and management agreement may not be earned or payable and therefore its impact is not included in the above example.  This illustration assumes that we will not realize any capital gains computed net of all realized capital losses and gross unrealized capital depreciation in any of the indicated time periods.  If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher.

About Saratoga

Christian L. Oberbeck owns substantially all of the outstanding equity interests of the Adviser.

The principal business address of Mr. Oberbeck is 535 Madison Avenue, New York, New York 10022.

The following individuals are the principal executive officers of the Adviser.  The principal business address of each such person and the Adviser is 535 Madison Avenue, New York, New York 10022.

Mr. Oberbeck is the Chief Executive Officer of Saratoga and the Managing Partner of Saratoga Partners.

Richard A. Petrocelli is the Chief Financial Officer and Chief Compliance Officer of Saratoga and a Managing Director of Saratoga Partners.

The following investment managers would manage the portfolio under the Investment Advisory and Management Agreement:

Christian L. Oberbeck

Mr. Oberbeck has over 23 years of experience in leveraged finance, from distressed debt to private equity, and has been involved in originating, structuring, negotiating, consummating, managing and monitoring investments in these businesses.  Mr. Oberbeck is the Managing Partner of Saratoga Partners and has served on its investment committee since 1995.  Mr. Oberbeck is also the Chief Executive Officer of Saratoga.

Prior to assuming management responsibility for Saratoga Partners in 2008, Mr. Oberbeck has co-managed Saratoga Partners since 1995, when he joined Dillon Read and Saratoga Partners from Castle Harlan, Inc., a corporate buyout firm.  Mr. Oberbeck had joined Castle Harlan at its founding in 1987 and was a Managing Director, leading successful investments in manufacturing and financial services companies.  Prior to joining Castle Harlan, he worked in the Corporate Development Group of Arthur Young and in corporate finance at Blyth Eastman Paine Webber.  Mr. Oberbeck has been a director of numerous middle market companies while at Saratoga Partners and Castle Harlan.

Mr. Oberbeck graduated from Brown University in 1982 with a BS in Physics and a BA in Mathematics.  In 1985, he earned an MBA from Columbia University.

Richard A. Petrocelli

Mr. Petrocelli has over 12 years of experience including private equity and corporate reorganizations.  Mr. Petrocelli is a Managing Director and Chief Financial Officer at Saratoga Partners and has been involved in originating, structuring, negotiating, consummating, managing and monitoring middle market investments.  Mr. Petrocelli is the Chief Financial Officer and Chief Compliance Officer of Saratoga.  Mr. Petrocelli began his career as an accountant before transitioning to alternative assets at Gabelli Asset Management Company in 1993.

Mr. Petrocelli’s background brings financial expertise to the diligence and oversight processes, which is critically important when dealing in complex transactions.  In addition to his involvement in originating, structuring, negotiating, consummating, managing and monitoring investments at Saratoga, Mr. Petrocelli is currently the Chief Financial Officer of Saratoga Partners and is responsible for reporting and compliance.  Mr. Petrocelli joined Saratoga Partners in 1998 from Gabelli.  At Gabelli, Mr. Petrocelli was a Vice President in the corporate finance department with a primary focus on the Company’s alternative investment business.  Prior to that, he was a senior accountant at BDO Siedman.  Mr. Petrocelli has served as a director of a number of Saratoga Partners’ portfolio companies.

Mr. Petrocelli graduated with a BSBA from Georgetown University in 1990 and earned an MBA from New York University’s Stern School of Business in 1999.  He is a Certified Public Accountant.

Charles G. Phillips IV

Mr. Phillips has over 13 years of experience including private equity and leveraged finance.  Mr. Phillips is a Managing Director at Saratoga Partners and has been involved in originating, structuring, negotiating, consummating, managing and monitoring middle market investments.

Mr. Phillips has extensive experience investing in middle-market manufacturing and service companies and currently focuses on originating and developing new investment opportunities for the firm. Mr. Phillips also has extensive experience in dealing with public financings and sales through his work with several Saratoga portfolio companies.  Prior corporate finance experience includes mergers & acquisitions and capital markets experience in a variety of industries, including packaged foods, consumer products, cable television, energy and education.  Mr. Phillips, joined Saratoga Partners from Harvard Business School.  Prior to that, from 1993 to 1995, Mr. Phillips worked in Dillon Read’s corporate finance department, where he was involved in mergers and acquisitions and advisory assignments in a variety of industries.  Prior experience includes McCown De Leeuw & Co., a corporate buyout firm.  Mr. Phillips has served as a director of a number of Saratoga Partners’ portfolio companies.

Mr. Phillips graduated with an AB from Harvard College in 1993 and earned an MBA from Harvard Business School in 1997.

John F. MacMurray

Mr. MacMurray has over 8 years of experience including private equity and investment banking.  Mr. MacMurray has been involved in all phases of the investment process, including sourcing, structuring, negotiating and managing investments in middle market companies, and has deep experience in executing add-on investments.

Prior to joining Saratoga Partners, Mr. MacMurray was at EuroConsult, Inc., an independent investment banking firm, where he was involved in mergers & acquisitions and advisory assignments throughout North America and Europe in a wide variety of industries.  Mr. MacMurray joined Saratoga Partners from Columbia Business School in 2006.

Mr. MacMurray’s principal portfolio responsibilities include oversight of several of Saratoga Partners’ portfolio companies.

Mr. MacMurray graduated with an A.B. from Princeton University in 1998 and earned an M.B.A. from Columbia Business School in 2006.

Maria F. Costanzo

Ms. Costanzo has over 10 years of experience including accounting, taxation and fund administration.  Ms. Costanzo is Controller of Saratoga Partners with responsibilities including the financial management of the Saratoga funds, due diligence, financial supervision of portfolio companies, and limited partner relations.

Ms. Costanzo joined Saratoga Partners from the Compass Global Group and prior to that served as Controller and Director of Human Resources while at Gabelli Asset Management Inc. from 1993 through 2001.  Ms. Costanzo also spent two years as a tax consultant at Arthur Andersen and graduated with a BS from Iona College in 1991.

As mentioned under Proposal 1, Saratoga will be entitled to designate two nominee directors to serve on the Board to be elected effective as of the closing date of the Saratoga Transaction.  The size of the Board will not change; two current members of the Board will resign effective at closing of the Saratoga Transaction.

Considerations of the Board of Directors

At a meeting of the board of directors of the Company held on April 9, 2010, the Board, including all of the directors who are not “interested persons” of the Company as defined in the 1940 Act, unanimously voted to approve the Investment Advisory and Management Agreement with the Adviser.  The independent directors had the opportunity to consult in executive session with counsel to the Company regarding the approval of the Agreement.  In reaching a decision to approve the Investment Advisory and Management Agreement, the Board reviewed a significant amount of information and considered, among other things:

i.	the nature, extent and quality of the advisory and other services to be provided to the Company by the Adviser;

ii.	the investment performance of the Company and the Adviser;

iii.	the expected costs of the services to be provided by the Adviser (including management fees, advisory fees and expense ratios) and the profits expected to be realized by the Adviser;

iv.	the limited potential for economies of scale in investment management associated with managing us;

v.	the Adviser’s estimated pro forma profitability with respect to managing us; and

vi.	various other matters.

In approving the Investment Advisory and Management Agreement, the entire board of directors, including all of the directors who are not “interested persons” considered the following:

Nature, Extent and Quality of Services.  The Board considered the nature, extent and quality of the investment selection process to be employed by the Adviser, including the potential flow of transaction opportunities resulting from Saratoga’s investment professionals’ significant financial expertise, the employment of Saratoga’s investment philosophy, diligence procedures, credit recommendation process, investment structuring, and ongoing relationships with and monitoring of portfolio companies, in light of the investment objectives of the Company.  The Board also considered the Adviser’s personnel and their prior experience in connection with the types of investments proposed to be made by us, including such personnel’s network of relationships with intermediaries focused on middle market companies.  In addition, the Board considered the other terms and conditions of the Investment Advisory and Management Agreement.  The Board concluded that the substantive terms of the Investment Advisory Agreement and Management, including the services to be provided, are generally the same as those of comparable business development companies described in the market data then available and that it would be difficult to obtain similar services from other third party services providers or through an internally managed structure.  In addition, the Board considered the fact that we have the ability to terminate the Investment Advisory and Management Agreement without penalty upon 60 days’ written notice to the Adviser.

Investment Performance.  The Board reviewed the long-term and short-term investment performance of the Company, as well as comparative data with respect to the long-term and short-term investment performance of other business development companies and their externally managed investment advisers.  Although Saratoga will be newly formed at the time this transaction closes, the Board believes that based on the experience of the Adviser’s professionals, the Adviser can add the investment objectives of the Company and that the Company’s investment performance could be comparable to that of similar business development companies.

Costs of the Services Provided to the Company and the Profits Realized by the Adviser.  The Board considered comparative data based on publicly available information with respect to services rendered and the advisory fees (including the management fees and incentive fees) of other business development companies with similar investment objectives, our projected operating expenses and expense ratio compared to other business development companies with similar investment objectives, as well as the administrative services that our administrator, an affiliate of Saratoga, will provide to us.  Based upon its review, the Board believes that the fees to be paid under the Investment Advisory and Management Agreement would be generally comparable to those payable under agreements of comparable business development companies described in the market data then available.

Economies of Scale.  The Board considered information about the potential of stockholders to experience economies of scale as the Company grows in size.  The Board considered that because there are no break points in the Adviser’s fees, any benefits resulting from the growth in the Company’s assets where the Company’s fixed costs did not increase proportionately, would not inure to the benefit of the stockholders.

Additional Benefits Derived by Investment Adviser.  The Board believes that there is limited potential for additional benefits, such as soft dollar arrangements with brokers, to be derived by the Adviser and its affiliates as a result of our relationship with the Adviser.

Conclusions.  In view of the wide variety of factors that our Board considered in connection with its evaluation of the Investment Advisory and Management Agreement, it is not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision.  The Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board.  Rather, our Board based its approval on the totality of information presented to, and the investigation conducted by, it.  In considering the factors discussed above, individual directors may have given different weights to different factors. Based on its review of the above-mentioned factors and discussion of the Investment Advisory and Management Agreement, the Board approved the Investment Advisory and Management Agreement as being in the best interests of the Company and its stockholders.  The Board then directed that the Investment Advisory and Management Agreement be submitted to stockholders for approval with the Board’s recommendation that stockholders of the Company vote to approve the Investment Advisory and Management Agreement.

Recommendation of the Board of Directors

Our Board of Directors has unanimously approved the Investment Advisory and Management Agreement and the appointment of Saratoga Investment Advisors, LLC as investment adviser and determined that the Investment Advisory and Management Agreement is advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR Proposal 2.

PROPOSAL 3 – TO APPROVE ANY MOTION PROPERLY BROUGHT BEFORE THE SPECIAL MEETING TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL VOTES IN FAVOR OF THE PRECEDING PROPOSALS

At the special meeting, we may ask stockholders to vote to adjourn the special meeting to solicit additional proxies in favor of the approval of either or both of the preceding proposals if we have not obtained sufficient votes to approve each of the proposals.  Approval of a motion to adjourn the special meeting requires a majority of the votes cast on the matter.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” any motion properly brought before the special meeting to adjourn the special meeting to solicit additional proxies in favor of either or both of the preceding proposals.

OTHER MATTERS

Stockholder Proposals

For a stockholder nomination to the Board or other proposal to be considered at our calendar year 2011 annual meeting the stockholder must have given timely notice thereof in writing to the principal executive offices of GNV.  No stockholder nominations to the Board or other proposals were received in connection with the calendar year 2011 annual meeting.

To be timely for the calendar year 2011 annual meeting, our bylaws currently require that a stockholder’s notice be delivered or mailed and received by the Company at its principal executive offices not later than the close of business on January 28, 2011 and not earlier than December 29, 2010 (based on a date of May 28, 2010 for the Company’s proxy statement for its 2010 annual meeting of stockholders).  A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by the Company’s bylaws.

Other Business

The Board of Directors does not presently intend to bring any other business before the special meeting or any adjournment or postponement thereof, and, other than procedural matters relating to the proposals, no matters may properly be brought before the special meeting except as specified in the Notice of the Special Meeting.  If any such procedural matters properly come before the special meeting or any adjournment or postponement thereof, however, proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the proxyholders.

Annual Reports

A copy of our Annual Report on Form 10-K for the period ended February 28, 2010, which includes financial statements, is available on the SEC website and is incorporated herein by reference.  The information that we have filed with the SEC is available to stockholders free of charge by contacting us at 500 Campus Drive, Suite 220, Florham Park, NJ 07932 or by telephone at (973) 593-5438 or on our website at www.gscinvestmentcorp.com.  Information contained on our website is not incorporated into this document and you should not consider such information to be a part of this document.

Solicitation Expenses

We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies.  Our directors or employees may solicit proxies by telephone, facsimile and personal solicitation, in addition to the use of the mail.  The Company has also retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $12,500, plus out-of-pocket expenses.  The Company estimates that an aggregate amount of $[•] additional solicitation expenses will also be incurred by it in connection herewith.

By Order of the Board of Directors

By:	/s/ Seth M. Katzenstein
	Name:	Seth M. Katzenstein
	Title:	Chief Executive Officer

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that you may be represented at the meeting.

PROXY

GSC INVESTMENT CORP.

Special Meeting of Stockholders – [•], 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eric P. Rubenfeld as proxy of the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders of GSC Investment Corp, a Maryland Corporation (the “Company”), to be held at the offices of Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, NY 10017, on [•], 2010, at [•] a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting.  The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders of the Company and the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSALS 1, 2 AND 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

VOTING INSTRUCTIONS:

Complete, sign, date and promptly return this proxy card in the postage-paid envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:
To approve the issuance of 9,868,422 shares of our common stock for an aggregate purchase price of approximately $15,000,000 at a price per share below the current net asset value per share of such stock, on the terms and subject to the conditions set forth in the Stock Purchase Agreement among the Company, Saratoga Investment Advisors, LLC and CLO Partners LLC, as amended.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:	To approve the Investment Advisory and Management Agreement, pursuant to which Saratoga Investment Advisors, LLC would be appointed as the Company’s new investment adviser.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:	To approve any motion properly brought before the special meeting to adjourn the special meeting, if necessary, to solicit additional votes in favor of either or both of Proposals 1 and/or 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued from other side)

DATED:

SIGNATURES(S)

Please sign exactly as your name appears hereon and date.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Please sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

EXHIBIT A

April 14, 2010

The Board of Directors
GSC Investment Corp.
500 Campus Drive
Florham Park, NJ 07932

Members of the Board of Directors:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that GSC Investment Corp. (“GNV” or the “Company”) is considering entering into a Stock Purchase Agreement (the “Agreement”) with Saratoga Investment Advisors (“Saratoga”), Saratoga Fund (“Saratoga Fund”) and the individuals set forth on Schedule I of the Agreement (together with Saratoga and Saratoga Fund, each an “Investor” and collectively, the “Investors”) pursuant to which the Company will sell to the Investors $15,000,000 of common stock at a price of $1.52 per share, subject to the terms and conditions more fully set forth in the Agreement (the “Investment”).

You have requested Stifel Nicolaus’ opinion, as investment bankers, as to the fairness to the Company, from a financial point of view, of the per share consideration to be received by the Company in connection with the Investment pursuant to the Agreement (the “opinion”).

In rendering our opinion, we have, among other things:

(i)	Reviewed a draft copy of the Stock Purchase Agreement dated April 8, 2010;

(ii)	Reviewed a draft copy of the Credit Agreement with Madison Capital Funding LLC;

(iii)
Reviewed the audited consolidated financial statements of the Company as of February 28, 2009, 2008 and 2007 and the related audited consolidated financial statements for each of such fiscal years contained in the Company’s Annual Report on Form 10-K for the year ended February 28, 2009; together with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2009;

(iv)	Reviewed certain publicly available business and financial information concerning the Company;

(v)	Reviewed certain non-publicly available information regarding the Company’s business plan and other internal financial statements and analyses;

GSC Investment Corp.
April 14, 2010

(vi)
Discussed with the Company’s management the history and past and current operations of the Company, the Company’s financial performance and the Company’s outlook and future prospects, including the Company’s inability to pay cash dividends, estimates by the Company’s management as to the Company’s liquidity, the Company’s current access to, and ability in the future to obtain, debt or equity financing and the Company’s ability to continue to operate as a going concern;

(vii)
Discussed with the Company’s management the Company’s existing default under its Credit Facility (with aggregate borrowings of $36.3 million as of March 19, 2010), and the rights and remedies of the lender thereunder as a result thereof;

(viii)
Took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the industry generally;

(ix)	Analyzed the Company’s publicly reported historical common stock price and trading activity;

(x)	Reviewed the pro forma financial impact of the Investment on the Company;

(xi)	Reviewed and analyzed certain publicly available information concerning the terms of selected financing transactions that we considered relevant to our analysis; and

(xii)	Conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion.

In connection with our review and analysis, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was publicly available or made available, supplied or otherwise communicated to Stifel Nicolaus by or on behalf of the Company and by or on behalf of Saratoga. We have further relied upon the assurances of the respective managements of the Company and Saratoga that they are unaware of any facts that would make such information incomplete or misleading. Stifel Nicolaus assumed, with the consent of management of the Company, that any material liabilities (contingent or otherwise, known or unknown) of the Company are set forth in its financial statements. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements made available to us.

Stifel Nicolaus has also relied upon the respective managements of the Company and Saratoga as to the reasonableness and achievability of the financial forecasts and projections (and

GSC Investment Corp.
April 14, 2010

the assumptions and bases therein) provided to us by the Company and Saratoga, and we have assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of the Company. Such forecasts and projections were not prepared with the expectation of public disclosure. All such forecasts and projections are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, business and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections. Stifel Nicolaus has relied on these forecasts and projections without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel Nicolaus has not been requested to make, and has not made, an independent evaluation, physical inspection or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of the Company, the collateral securing any such assets or liabilities, or the collectibility of any such assets. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy.

Our opinion is limited to whether the per share consideration to be received by the Company in connection with the Investment pursuant to the Agreement is fair to the Company, from a financial point of view. Our opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Company’s Board of Directors, the Special Committee of the Board (the “Special Committee”) or the Company; (ii) the legal, tax or accounting consequences of the Investment (or any aspect thereof) on the Company, its shareholders or the Investors; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the consideration to the holders of the Company’s securities; (iv) the capital structure or solvency of the Company; (v) any advice or opinions provided by any other advisor to the Board, the Special Committee or the Company; (vi) the effect of the Investment (or any aspect thereof) on, or the fairness of the Investment, to holders of any class of securities, creditors or other constituencies of the Company; (vii) whether Investors have sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate consideration; (viii) the terms of the Replacement Facility, as defined in the Agreement, or any transaction contemplated thereby; (ix) the terms of the Replacement Management Agreements, as defined in the Agreement; or (x) any other term of the Agreement or the form or structure of the Investment or the likelihood, or timeframe in which, the Investment will be consummated. In addition, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company’s securities will trade following public announcement or consummation of the Investment or any aspect thereof.

GSC Investment Corp.
April 14, 2010

Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us on the date hereof. It is understood that subsequent developments may affect the conclusions reached in this opinion, and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm this opinion. We have also assumed that the Investment will be consummated on the terms and conditions set forth in the Agreement, without any waiver of material terms or conditions by the Company or any other party to such Agreement, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Investment will not have an adverse effect on the Company or its shareholders. We also express no opinion as to the likelihood that the closing conditions set forth in the Agreement will be satisfied, and we note that several of these conditions are beyond the control of the Company. In addition, we have assumed that the definitive Agreement will not differ materially from the draft we reviewed.

We are acting as financial advisor to the Company in connection with the Investment and related matters and received an initial retainer fee upon execution of our engagement letter agreement. In addition, we will receive an advisory fee for our services that is contingent upon the consummation of the Investment and we also will receive a fee upon the delivery of this opinion that is not contingent upon the consummation of the Investment. Stifel Nicolaus will not receive any other compensation in connection with the Investment. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In addition to the foregoing, Stifel Nicolaus may seek to provide other investment banking services to the Company or its affiliates and Saratoga or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, we make a market in the Company’s common stock and accordingly we and/or our customers may at any time hold a long or short position in such securities. Additionally, a member of Stifel Nicolaus’ investment banking transaction team holds a long position in GNV common stock. Other than the foregoing, there are no other material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and the Company or Saratoga.

It is understood that this letter is solely for the information of, and directed to, the Special Committee for its information and assistance in connection with its evaluation of the financial terms of the Investment and is not to be relied upon by any shareholder of the Company, Investor, or any other person or entity. Our opinion does not constitute a recommendation to the Special Committee, the Board or any shareholder of GNV as to how the Special Committee, the Board or such shareholder should vote on the Investment or any aspect thereof, or whether or not any GNV shareholder should take any action in connection with the Investment or any aspect thereof. In addition, the opinion does not compare the relative merits of the Investment or any aspect thereof with any other alternative transaction or business strategy which may have been available to the Special Committee, the Board or the Company and does not address the

GSC Investment Corp.
April 14, 2010

underlying business decision of the Special Committee, the Board or GNV to proceed with the Investment or any aspect thereof.

Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this opinion. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the Investment or to seek approval for the Investment, nor shall this letter be used for any other purposes, without the prior written consent of Stifel Nicolaus.

We are not legal, tax, regulatory or bankruptcy advisors. We have not considered any potential legislative or regulatory changes currently being considered by the United States Congress, the Securities and Exchange Commission (the “SEC”), any other regulatory bodies, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC or the Financial Accounting Standards Board. Our opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the per share consideration to be received by the Company in connection with the Investment pursuant to the Agreement is fair to the Company, from a financial point of view.

Very truly yours,

/s/Stifel, Nicolaus & Company, Incorporated
STIFEL, NICOLAUS & COMPANY, INCORPORATED

EXHIBIT B

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
BY AND BETWEEN
GSC INVESTMENT CORP AND
SARATOGA INVESTMENT ADVISORS, LLC

Agreement made this [____] day of [___________], 2010, by and between GSC Investment Corp., a Maryland corporation (the “Company”), and Saratoga Investment Advisors, LLC, a Delaware limited liability company (the “Investment Adviser”).

WHEREAS, the Company is a Maryland corporation that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has further elected to be treated as a regulated investment company (“RIC”) for tax purposes.

WHEREAS, the Investment Adviser is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Investment Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Investment Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Investment Adviser.

The Company hereby employs the Investment Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (the “Board”), for the period and upon the terms herein set forth,  (i) in accordance with the investment objectives, policies and restrictions that are determined by the Board from time to time and disclosed to the Investment Adviser, which objectives, policies and restrictions are set forth in the Company’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on [•], and as amended from time to time (as amended, the “Registration Statement”); (ii) in accordance with the Investment Company Act; (iii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s operating agreement, or charter and by-laws, as applicable; and (iv) in accordance with the RIC rules (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended).

Without limiting the generality of the foregoing, the Investment Adviser shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company;  (iii) close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due

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diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.  The Investment Adviser shall have the power and authority on behalf of the Company to effectuate investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company.   In the event that the Company determines to incur debt financing, the Investment Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Investment Adviser to make investments on behalf of the Company through a special purpose vehicle, the Investment Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.

(b) The Investment Adviser hereby accepts such engagement and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Investment Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(d) Subject to review by and the overall control of the Board of the Company, the Investment Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Investment Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Investment Adviser may retain a copy of such records.

(e) The Investment Adviser has adopted and implemented written policies and procedures reasonably designed to prevent its violation of the federal securities laws. The Investment Adviser has also provided to the Company, and shall provide the Company at such times in the future as the Company shall reasonably request, a copy of such policies and procedures (and any amendments thereto) and a report of such policies and procedures. Such report shall be of sufficient scope and in sufficient detail, as may reasonably be required to comply with Rule 38a−1 under the Investment Company Act and to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state.

2. Company’s Responsibilities and Expenses Payable by the Company.

All investment professionals of the Investment Adviser and its staff, when and to the extent engaged in providing investment advisory services required to be provided by the Investment Adviser under Section 1(a), and the compensation and routine overhead expenses of

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such personnel allocable to such services, will be provided and paid for by the Investment Adviser and not by the Company. The Company will bear all costs and expenses of its operations and transactions, including those relating to: the Company’s organization; calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Investment Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Company’s investments; offerings of the Company’s common shares and other securities; investment advisory and management fees; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company’s common shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by governmental bodies (including the Securities and Exchange Commission (the “SEC”)); costs of any reports, proxy statements or other notices to common shareholders including printing costs; the Company’s fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and administration fees and all other expenses incurred by the Company or, if applicable, the Administrator in connection with administering the Company’s business (including payments under the administration agreement to be entered into by the Company and the Investment Adviser (the “Administration Agreement”) based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s officers and their respective staffs (including travel expenses)).

3. Compensation of the Investment Adviser.

The Company agrees to pay, and the Investment Adviser agrees to accept, as compensation for the services provided by the Investment Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Investment Adviser or to the Investment Adviser’s designee as the Investment Adviser may otherwise direct.

(a) The Base Management Fee shall be 1.75% per annum of the Company’s gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds).  The Base Management Fee will be payable quarterly in arrears and will be calculated at the end of each fiscal quarter based on the average value of the Company’s gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds) as of the end of such fiscal quarter and the end of the immediate prior fiscal quarter.  Base Management Fees for any partial month or quarter will be appropriately pro rated.

(b) The Incentive Fee shall consist of two parts, as follows:

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(i) The first part will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee net investment income for the immediately preceding fiscal quarter.  Payments based on Pre-Incentive Fee net investment income will be based on the Pre-Incentive Fee net investment income earned for the quarter.  For this purpose, “Pre-Incentive Fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee).  Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 1.875% per quarter (7.5% annualized), subject to a “catch-up” provision (as described below). The Company acknowledges that the Base Management Fee is calculated prior to giving effect to the payment of any Incentive Fees.

The Company will pay the Investment Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee net investment income in each fiscal quarter as follows: (A) no Incentive Fee in any fiscal quarter in which the Company’s Pre-Incentive Fee net investment income does not exceed the hurdle rate; or (B) (i) 100% of the Company’s Pre-Incentive Fee net investment income with respect to that portion of such Pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.344% in any fiscal quarter (9.376% annualized) is payable to the Investment Adviser; and (ii) 20% of the amount of the Company’s Pre-Incentive Fee net investment income, if any, that exceeds 2.344% in any fiscal quarter (9.376% annualized). The Company refers to the amount specified in clause (B)(i) as the “catch-up.” Notwithstanding the foregoing, with respect to any period ending on or prior to December 31, 2010, the Investment Adviser shall be entitled to 20% of the amount of the Company’s Pre-Incentive Fee net investment income, if any, that exceeds 1.875% in any fiscal quarter (7.5% annualized) without any catch-up provision.

These calculations will be appropriately pro rated when such calculations are applicable for any period of less than three months.

(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement as set forth below), commencing with the fiscal year ending on February 28, 2011, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company’s cumulative aggregate realized capital gains, in each case calculated from May 31, 2010 (the “Commencement Date”).  If such amount is positive at the end of such year, then

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the Capital Gains Fee for such year is equal to 20% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee for such year.  If this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee.

For purposes of this Section 3(b)(ii):

The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.

The cumulative aggregate realized capital losses are calculated as the sum of the differences, if negative, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.

The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

The accreted or amortized cost basis of an investment shall mean, with respect to an investment owned by the Company as of the Commencement Date, the fair value of such investment as of the Commencement Date as set forth on Schedule A hereto and, with respect to an investment acquired by the Company subsequent to the Commencement Date, the accreted or amortized cost basis of such investment as reflected in the Company’s financial statements.

4. Covenants of the Investment Adviser.

The Investment Adviser represents that it is registered as an investment adviser under the Advisers Act and agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Brokerage Commissions.

The Investment Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Investment Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

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6. Limitations on the Employment of the Investment Adviser.

The services of the Investment Adviser to the Company are not exclusive, and the Investment Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, and nothing in this Agreement shall limit or restrict the right of any member, manager, partner, officer or employee of the Investment Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Investment Adviser shall be the only investment adviser for the Company, subject to the Investment Adviser’s right to enter into sub-advisory agreements. The Investment Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees or shareholders of the Company are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Investment Adviser and directors, officers, employees, partners, stockholders, members and managers of the Investment Adviser and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a member, manager, partner, officer or employee of the Investment Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such member, manager, partner, officer and/or employee of the Investment Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a member, manager, partner, officer or employee of the Investment Adviser or the Administrator or under the control or direction of the Investment Adviser or the Administrator, even if paid by the Investment Adviser or the Administrator.

8. Limitation of Liability of the Investment Adviser; Indemnification.

The Investment Adviser, its partners and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (collectively, the “Indemnified Parties”), shall not be liable to the Company for any action taken or omitted to be taken by the Investment Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services and except to the extent such action or omission constitutes gross negligence, willful misfeasance, bad faith or reckless disregard of its duties and obligations under this Agreement. The Company shall

6

indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Investment Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the foregoing provisions of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against, or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Investment Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).  For the avoidance of doubt, none of the Indemnified Parties will be liable for trade errors, such as errors in the investment decision-making process (e.g., a transaction was effected in violation of the Company’s investment guidelines) or in the trade process (e.g., a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price), other than those trade errors resulting from an Indemnified Party’s gross negligence, willful misfeasance, bad faith or reckless disregard of its duties and obligations under this Agreement.

9. Effectiveness, Duration and Termination of Agreement.

(a) This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for two years after such date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of shareholders holding a majority of the outstanding voting securities of the Company, and (ii) the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any party to this Agreement, in accordance with the requirements of the Investment Company Act.

(b) This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of shareholders holding a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Investment Adviser.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

(d) The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Investment Adviser and the other Indemnified Parties shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the

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termination or expiration of this Agreement as aforesaid, the Investment Adviser shall be entitled to any amounts due and payable under Section 3 through the date of termination or expiration.

11. Amendments of this Agreement.

This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

12. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13. No Waiver.

The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

14. Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

15. Headings.

The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16. Counterparts.

This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

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17. Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses, c/o Chief Financial Officer.

18. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

19. Certain Matters of Construction.

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

(b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c) The word “including” shall mean including without limitation.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

GSC INVESTMENT CORP.
By:
Name:
Title:

SARATOGA INVESTMENT ADVISORS, LLC
By:
Name:
Title:

[Signature page to Investment Advisory and Management Agreement]

EXHIBIT C

ADMINISTRATION AGREEMENT

AGREEMENT (this “Agreement”) made as of __________ by and between GSC Investment Corp., a Maryland corporation (the “Company”), and Saratoga Administrator LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Company is a Maryland corporation that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and further elected to be taxable as a regulated investment company;

WHEREAS, the Company and Saratoga Investment Advisors, LLC, an Affiliate of the Administrator, are parties to an Investment Advisory and Management Agreement dated [•], 2010 (the “Investment Advisory and Management Agreement”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.  Duties of the Administrator.

(a)  Employment of Administrator.  The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the board of directors of the Company, for the period and on the terms and conditions set forth in this Agreement.  The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses as provided for below.  The Administrator and any such other persons providing services arranged for by the Administrator shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.  The Administrator agrees to notify the Company of any admission or removal of a general partner of the Administrator within a reasonable amount of time after such admission or removal.

(b)  Services.  The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as the Administrator, subject to review by the board of directors of the

Company, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.  The Administrator shall also, on behalf of the Company, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable.  The Administrator shall make reports to the Company’s board of directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company.  The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare all reports and other materials required to be filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority, including reports to shareholders.  The Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance.  In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and the printing and dissemination of reports to shareholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

2.  Records.  The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts and records in accordance with that act.  In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records that it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request.  The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.  The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.  Confidentiality.  The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations.  All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.  Compensation; Allocation of Costs and Expenses.  (a) In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under this Agreement, including rent and the allocable portion of the cost of the Company’s officers and their respective staffs (including travel expenses).  The Company’s allocable portion of such costs and expenses may be determined based on the proportion of the Company’s total assets to the aggregate total assets administered by the Administrator or sub-division thereof; provided that the Administrator may determine that certain services shall be allocated on the basis of the time allocated by certain personnel of the Administrator in providing such services to the Company, and provided further that any costs and expenses allocable to the Company shall not be materially different from those listed on Schedule A.  Specifically, the compensation of employees of the Administrator, including, among other things, salaries and any appropriate bonus, who dedicate their time exclusively to the provision of services to the Company shall be considered a cost and expense allocable to the Company.

(b)  The Company will bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by (i) the Company’s investment adviser, pursuant to the Investment Advisory and Management Agreement or (ii) the Administrator hereunder, including payments under this Agreement.

(c)  For the one-year period ending on the anniversary of the effective date of this Agreement (the “Anniversary”), the reimbursements required to be made to the Administrator by the Company as set forth above shall be capped such that the amounts payable to the Administrator by the Company under this Agreement will not exceed an amount of $1,000,000 per year.  From and after the Anniversary, the determination of whether the reimbursements required to be made to the Administrator by the Company as set forth above shall be capped (including the determination of the appropriate amount at which to cap such reimbursements) shall be made in the sole discretion of the independent directors of the Company’s board of directors.

5.  Limitation of Liability of the Administrator; Indemnification.  The Administrator, its members and their respective officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any of them (collectively, the “Indemnified Parties”), shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company.  Notwithstanding the preceding sentence of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against, or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

6.  Activities of the Administrator.  The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others.  It is understood that directors, officers, members, managers, employees and shareholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as shareholders.

7.  Duration and Termination of this Agreement.

(a)  This Agreement shall become effective as of the date hereof, and shall remain in force with respect to the Company for two years thereafter, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the board of directors of the Company or by the vote of shareholders holding a majority of outstanding voting securities of the Company and (ii) a majority of those members of the Company’s board of directors who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act) of any such party.

(b)  This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Company’s board of directors, or by the Administrator, upon 60 days’ written notice to the other party.

8.  Amendments of this Agreement.  This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

9.  Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that the Administrator may assign its obligations under this Agreement to an affiliate of the Administrator without obtaining consent.  No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement.  Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder.

10.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the Investment Company Act, if any.  To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control.  The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

11.  No Waiver.  The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

12.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.  Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

15.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

16.  Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof.

GSC INVESTMENT CORP.

By:
Name:
Title:

SARATOGA ADMINISTRATOR LLC

By:
Name:
Title:

[Signature page to Administration Agreement]